Exhibit 2.1

[Where indicated by “[***]”, the confidential material contained herein has been omitted and has been filed separately with the Commission.]

AGREEMENT OF SALE AND PURCHASE

LIBERTY PROPERTY LIMITED PARTNERSHIP, LIBERTY COTTON CENTER, LLC, LP MALVERN LIMITED PARTNERSHIP and LIBERTY STONERIDGE, LLC (collectively, SELLER)

&

WPT LAND 2 LP (BUYER)

PROPERTY:  (Arizona, Florida, Minnesota and Pennsylvania Office and Flex Portfolio)

1.	Agreement to Sell and Purchase	1
2.	Purchase Price	3
3.	Settlement	4
4.	Condition of Title	5
5.	Representations and Warranties	6
6.	Performance by Seller; Completion of Pre-Execution Requirements	10
7.	Closing Deliveries	12
8.	Apportionments; Credits; Taxes	15
9.	Condemnation	17
10.	Default by Buyer	18
11.	Default by Seller	18
12.	Risk of Loss	18
13.	Brokerage	19
14.	Operation of the Property Prior to Settlement	19
15.	Notice	23
16.	Non-Disclosure	24
17.	“As Is” Sale and Release	25
18.	Like Kind Exchanges	26
19.	Limited Liability	26
20.	Miscellaneous	27
21.	Liberty Leases	29
22.	SNDAs; Association Estoppels; REA Estoppels	29
23.	Provisions Regarding Energy Management Systems, Electricity Consultant Contract, Electricity Supply Contracts and Telecommunications Licensing Agreements	30
24.	[***]	32

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25.	[***]	33
26.	Provisions Regarding Pending Development at Monarch Lakes, Miramar, Florida	34
27.	Bulk Sales and Taxes	35
28.	Radon	35
29.	[***]	36

EXHIBITS:

“A-1” — LIST OF ARIZONA REAL PROPERTY ADDRESSES

“A-1-A” — ARIZONA REAL PROPERTY LEGAL DESCRIPTIONS

“A-2” — LIST OF FLORIDA REAL PROPERTY ADDRESSES

“A-2-A” — FLORIDA REAL PROPERTY LEGAL DESCRIPTIONS

“A-3” — LIST OF MINNESOTA REAL PROPERTY ADDRESSES

“A-3-A” — MINNESOTA REAL PROPERTY LEGAL DESCRIPTIONS

“A-4” — LIST OF PENNSYLVANIA REAL PROPERTY ADDRESSES

“A-4-A” — PENNSYLVANIA REAL PROPERTY LEGAL DESCRIPTIONS

“A-5” — EXCLUDED PERSONAL PROPERTY

“B” — FORM OF TENANT ESTOPPEL CERTIFICATE

“C” — FORM OF SELLER ESTOPPEL CERTIFICATE

“D” — FORMS OF DEEDS

“E” — FORM OF BILL OF SALE

“F” — FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

“G” — FORM OF TENANT NOTIFICATION LETTER

“H” — FORM OF NONFOREIGN PERSON CERTIFICATION

“I” — FORM OF ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS

“J” — FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

“K” — FORM OF OWNER’S AFFIDAVIT

“L” — [***]

“M” — [***]

“N” — [***]

“O” —[***]

“P” — [***]

“Q” — [***]

“R” — [***]

“S” — [***]

“T” — [***]

“U” — [***]

“V” — [***]

SCHEDULES:

4 — LIST OF TITLE COMMITMENTS

5(a)(i) — SURVIVING AGREEMENTS

5(a)(ii) — SCHEDULE OF LEASES

5(a)(iii) — SQUARE FEET, RENTS, EXPIRATION DATES AND SECURITY DEPOSITS

5(a)(iv)-1 — OUTSTANDING LEASE COMMISSIONS FOR CURRENT TERM OF LEASES

5(a)(iv)-2 — LEASE COMMISSION AGREEMENTS FOR RENEWALS OR EXPANSIONS

5(a)(xiv) — PENDING TAX APPEALS

6(c) — LIST OF SELLER’S MATERIALS

14(b) —   [***]

14(k) — LIST OF ROOF WARRANTIES

20(q) — ALLOCATION OF PURCHASE PRICE FOR TRANSFER TAX PURPOSES

21 — LIST OF LIBERTY LEASES

23(b) — BUILDINGS WITH REMOTE MONITORING OVER SELLER’S NETWORK

24(b)(i) — [***]

24(b)(ii) — [***]

24(b)(iii) — [***]

24(b)(iv) — [***]

25(d) — [***]

26 — MONARCH LAKES PERMITS AND APPROVALS

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (the “Agreement”) is made as of the 22nd day of July, 2016 (the “Effective Date”), between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“LPLP”), LIBERTY COTTON CENTER, LLC, a Delaware limited liability company (“Cotton Center”), LP MALVERN LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Malvern”), and LIBERTY STONERIDGE, LLC, a Delaware limited liability company (“Stoneridge” and, together with LPLP, Cotton Center and Malvern, collectively herein referred to as “Seller”), each having an address at 500 Chesterfield Parkway, Malvern, PA 19355, and WPT LAND 2 LP, a Delaware limited partnership, having an address at 700 Dresher Road, Suite 150, Horsham, PA 19044 (“Buyer”).

As used in this Agreement, “Seller” sometimes, as applicable, shall mean (i) LPLP with respect to that portion of the Real Property and the Personal Property owned by LPLP, (ii) Cotton Center with respect to that portion of the Real Property and the Personal Property owned by Cotton Center, (iii) Malvern with respect to that portion of the Real Property and the Personal Property owned by Malvern, (iv) Stoneridge with respect to that portion of the Real Property and the Personal Property owned by Stoneridge, and (v) all of them collectively.  Cotton Center, Malvern and Stoneridge each hereby appoints LPLP as its authorized agent for receiving and giving of notices, for making any elections or allocations and for all other purposes related to the administration of this Agreement.

In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Agreement to Sell and Purchase.

(a)                                 Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement:

(i)                                     those certain tracts or pieces of land in the State of Arizona, listed by address on attached Exhibit “A-1” and legally described on attached Exhibit “A-1-A”, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land, all mineral, gas and water rights, and any easements, grants and appurtenances pertaining thereto and all the buildings, fixtures and other improvements situated thereon (the “Arizona Real Property”);

(ii)                                  those certain tracts or pieces of land in the State of Florida, listed by address on attached Exhibit “A-2” and legally described on attached Exhibit “A-2-A”, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land, all mineral, gas and water rights, and any easements, grants and appurtenances pertaining thereto and all the buildings, fixtures and other improvements situated thereon (the “Florida Real Property”);

(iii)                               those certain tracts or pieces of land in the State of Minnesota, listed by address on attached Exhibit “A-3” and legally described on attached Exhibit “A-3-A”, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land, all mineral, gas and water rights, and any easements, grants and appurtenances pertaining thereto and all the buildings, fixtures and other improvements situated thereon (the “Minnesota Real Property”);

(iv)                              those certain tracts or pieces of land in the Commonwealth of Pennsylvania, listed by address on attached Exhibit “A-4” and legally described on attached Exhibit “A-4-A”, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tracts or pieces of land, all mineral, gas and water rights, and any easements, grants and appurtenances pertaining thereto and all the buildings, fixtures and other improvements situated thereon (the “Pennsylvania Real Property” and, together with the Arizona Real Property, the Florida Real Property and the Minnesota Real Property, collectively, the “Real Property”);

(v)                                 all furniture, equipment, tools, supplies, machinery, energy management (subject to Section 23 of this Agreement), telecommunication and life safety systems, appliances, monument signs and other personal property (collectively, the “Personal Property”) owned by Seller and attached or appurtenant to, located in or on, or used exclusively in connection with the Real Property other than the excluded personal property listed on attached Exhibit “A-5” and except as otherwise set forth in Section 21 of this Agreement; and

(vi)                              all of Seller’s right, title and interest in and to:  (A) the Leases, as hereinafter defined, and the rents, issues and profits relating thereto and, subject to the terms of the respective applicable Leases, the Security Deposits, as hereinafter defined; (B) to the extent assignable, all the Surviving Agreements, as hereinafter defined, including contracts for the provision of maintenance and repair services with respect to the Real Property which, by their terms, are assignable by Seller (collectively, “Service Contracts”), and the governmental approvals, licenses, entitlements and permits relating to the Real Property (collectively, the “Permits”); and (C) to the extent assignable or transferable without cost to Seller, all plans and specifications with respect to the improvements constituting a part of the Real Property, the Garage Expansion (as hereinafter defined) and the Monarch Lakes Improvements (as hereinafter defined), all warranties, including without limitation the Roof Warranties (as hereinafter defined), relating to any construction, equipment, materials or workmanship at or on the Real Property, transferable trade names and marks associated with the Real Property (excluding any trade name or trademark including the “Liberty” name) and all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and used exclusively in connection with the ownership, use or operation of the Real Property (collectively, the “Intangible Property”).  The Real Property, the Personal Property and all of Seller’s right, title and interest in the items set forth in this subsection (vi) are jointly called the “Property”.

(b)                                 Not later than five (5) business days after Settlement Seller, at its sole cost and expense, shall remove any of its leasing signs from the Real Property.  No later than twenty (20) days after Settlement, Buyer, at its sole cost and expense, shall remove, by painting over or

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some other method, the name or logo of Seller and/or Liberty Property Trust from any monument signs included in the Personal Property.  In the event Buyer fails to timely remove the name or logo, Seller shall have the right to enter the Real Property and perform such work at Buyer’s cost and expense.  The provisions of this paragraph shall survive Settlement.

(c)                                  As a material inducement to Buyer to enter into this Agreement, each Seller has agreed to sell all of the Property owned by it, subject to and in accordance with the terms and conditions hereof, and the default by any Seller of its obligations under this Agreement or the failure of any Seller to consummate the transactions contemplated herein with respect to the Property that it owns shall constitute a default by each of the other Sellers under this Agreement.  Accordingly, the parties acknowledge that this Agreement is intended to effect the transfer of title to all of the Property, and notwithstanding any reference in this Agreement to any singular property, building or parcel or any other similar reference implying that this Agreement relates to only one property, this Agreement shall, subject to the provisions of Section 25 hereof relating to 777 West Yamato and 750 Park of Commerce, be construed to contemplate the transfer of title to all of the Property.

2.              Purchase Price.

(a)                                 The purchase price for the Property is Nine Hundred Sixty-Nine Million Dollars ($969,000,000.00) (the “Purchase Price”), payable as follows:

(i)                                     Ten Million Dollars ($10,000,000.00) (the “Deposit Money”) by wire transfer to Land Services USA, Inc., 602 E. Baltimore Pike, Suite 100, Media, Pennsylvania 19063, Attn: Andrea Connors, Senior Vice President (“Escrow Agent”), which Buyer shall deliver to Escrow Agent not later than the Effective Date; in the event Buyer fails to deliver the Deposit Money to Escrow Agent in accordance with the foregoing, or if any check is not honored when presented for payment, this Agreement will, at Seller’s option, be void and of no force or effect; and

(ii)                                  The balance of the Purchase Price, as adjusted by all applicable prorations and credits as provided for herein, will be paid to Seller on the day of Settlement (defined in Section 3 below) in cash by wire transfer of immediately available federal funds.  In the event Escrow Agent does not receive all amounts payable by Buyer under the Settlement Statement (defined below) on or before 4:00 p.m. Eastern Time on the Settlement Date (other than as a result of delays caused solely by Seller), then, at Seller’s option, apportionments made on the Settlement Statement shall be re-prorated as of 11:59 p.m. on the day of Settlement and any additional amounts due from Buyer to Seller as a result of such re-proration shall be paid by Buyer to Seller within two (2) business days after Settlement, such obligation to survive Settlement.  In the event Settlement does not occur on or before 4:00 p.m. Eastern Time on the Settlement Date (other than as a result of delays caused solely by Buyer), then, at Buyer’s option, apportionments made on the Settlement Statement shall be re-prorated as of 11:59 p.m. on the day of Settlement and any additional amounts due from Seller to Buyer as a result of such re-proration shall be paid by Seller to Buyer within two (2) business days after Settlement.

(b)                                 The Deposit Money, together with all interest earned thereon, will collectively be referred to as the “Deposit”.  The Deposit will be held by Escrow Agent in an

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interest bearing, federally insured account, in accordance with this Agreement pending consummation of this transaction and, except as expressly otherwise set forth in this Agreement, shall be non-refundable in all events.  At the completion of Settlement, the Deposit, less any accrued interest, will be paid to Seller on account of the Purchase Price.  Any interest earned on the Deposit will be paid to Buyer unless Seller is entitled to the Deposit by reason of a default by Buyer, in which case such interest will be paid to Seller. [***].  LPLP’s Federal Tax I.D. Number is 23-2766549, Cotton Center’s Federal Tax I.D. Number is 20-8211172, Malvern’s Federal Tax I.D. Number is 23-3069742 and Stoneridge’s Federal Tax I.D. Number is 20-8667174.

(c)                                  If at any time Escrow Agent shall receive a certificate of either Seller or Buyer (the “Certifying Party”) to the effect that:  (a) the other party (the “Other Party”) has defaulted under this Agreement or that this Agreement has otherwise been terminated or canceled; (b) a copy of the certificate and a statement in reasonable detail of the basis for the claimed default, termination or cancellation was sent as provided herein to the Other Party prior to or contemporaneous with the giving of such certificate to Escrow Agent; and (c) in the case of a claimed default, the Certifying Party has provided any notice of the claimed default required under this Agreement and to the knowledge of the Certifying Party, the claimed default has not been cured within any cure period permitted under this Agreement, then Escrow Agent shall promptly send a copy of such certificate to the Other Party, and unless Escrow Agent shall have received contrary instructions from the Other Party within five (5) business days after Escrow Agent’s delivery of such certificate, within ten (10) business days after the Escrow Agent’s delivery of such certificate, Escrow Agent shall deliver the Deposit to the Certifying Party and thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Deposit.  If Escrow Agent shall receive contrary instructions from the Other Party within five (5) business days after Escrow Agent’s delivery of such certificate (time being of the essence with respect to such five (5) business-day period), Escrow Agent shall not deliver the Deposit, but shall hold or deposit the same in accordance with the terms of this Agreement.  If there is a dispute between Seller and Buyer regarding whether the Deposit shall be returned to Buyer or delivered to Seller, Escrow Agent shall have no obligation to either Seller or Buyer except to interplead the proceeds into an appropriate court of competent jurisdiction.  Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person.  Escrow Agent shall not be liable in connection with the performance by Escrow Agent of its duties hereunder, except for Escrow Agent’s own fraudulent misconduct or gross negligence.  Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve Escrow Agent in expense (except to interplead the Deposit as aforesaid) unless first indemnified to its reasonable satisfaction by Seller and Buyer.

3.              Settlement.  Settlement will be held on September 23, 2016 (the “Settlement Date”) or on such earlier date as Buyer and Seller may mutually agree, by means of deposits and instructions with the Title Company (defined in subsection 4(a) below) consistent with the terms, conditions and requirements of this Agreement (“Settlement”).  The Title Company, with the assistance of Seller and Buyer, will prepare and circulate to the parties at least one (1) business day prior to Settlement, a settlement statement reflecting the prorations and adjustments required under this Agreement (the “Settlement Statement”).  The Settlement Statement, as approved by the parties, will be executed and delivered by Buyer and Seller at Settlement.

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4.              Condition of Title.

(a)                                 Title commitments with regard to the Real Property have been issued, at Buyer’s expense, by the national office of Commonwealth Land Title Insurance Company, Attention:  Peter Doyle (“CLTIC”) through Escrow Agent and CB Title Group, LLC on an equal basis (CLTIC and Escrow Agent are sometimes hereinafter collectively referred to as the “Title Company”). Prior to the Effective Date, Buyer has reviewed and accepted all title commitments, subject to Seller performing the undertakings Seller has expressly agreed to perform in Seller’s Title Objection Responses and related correspondence. Title to the Property will be good and marketable and free and clear of all liens and encumbrances, excepting only matters appearing on Schedule B-II of the title commitments or pro forma title insurance policies listed on Schedule 4 attached hereto and excepting the rights of parties in possession under and subject to the terms of the Leases, subject to subsection 4(b) below.  Between the time period commencing on the Effective Date and ending on the earlier of Settlement or termination of this Agreement, Seller agrees that it will take no voluntary action to convey any interest in the Property to anyone other than Buyer or to otherwise encumber the Property except as provided herein without the prior written consent of Buyer which, with respect to easements or similar encumbrances in the ordinary course of business, shall not be unreasonably withheld, conditioned or delayed.  At the time of Settlement, Seller will cause the Property to be released or otherwise discharged from any lien, including without limitation (i) all existing indebtedness secured by any Property, (ii) any liens on the Property for unpaid taxes or judgments against Seller, and (iii) any mechanics’ or similar liens for work performed by Seller (“Seller Liens”).  Notwithstanding the foregoing, in no event shall Seller be obligated by the previous sentence to cause in excess of $[***] in the aggregate of recorded judgments under subsection (ii) above to be removed from the Property (the “Maximum Judgment Amount”).  In the event that there are recorded judgments on the Property in excess of the Maximum Judgment Amount and Seller elects not to cure such judgments, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement without a reduction in the Purchase Price.

(b)                                 If any title matters (excepting any easements and other title matters that are expressly contemplated pursuant to the terms of this Agreement) that are unacceptable to Buyer first appear of record after the effective dates of the title commitments or pro forma title insurance policies listed on Schedule 4 attached hereto (the “Objections”), Buyer shall notify Seller thereof within two (2) business days after Buyer first becomes aware thereof (“Buyer’s Title Objection Notice”) and Seller shall, within two (2) business days after receiving Buyer’s Title Objection Notice, give notice to Buyer (“Seller’s Title Objection Response”) that Seller shall or shall not attempt to cure the Objections to Buyer’s reasonable satisfaction.  If Seller elects not to attempt to cure the Objections, Buyer will be entitled, by giving notice to Seller on or before two (2) business days after Buyer’s receipt of Seller’s Title Objection Response, to terminate this Agreement, in which event the Deposit shall be returned to Buyer and there will be no further obligation or liability on either of the parties hereto, except as specifically provided herein.  If Seller elects to attempt to cure the Objections, Seller shall use its good faith and commercially reasonable efforts to so cure, and, if, at the time of Settlement (which may be

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extended by Seller for up to thirty (30) days in order for Seller to attempt to cure the Objections), the Objections have not been cured, Buyer’s sole option will be either to (i) terminate this Agreement, in which event the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for all reasonable, out-of-pocket charges incurred for title, municipal judgment and lien searches and surveys (which obligation shall survive such termination), and there will be no further obligation or liability on either of the parties hereto, except as specifically provided herein, or (ii) complete Settlement and accept title to the Property subject to the Objections, without an abatement of the Purchase Price.  Buyer shall not be required to issue an Objection with respect to any Seller Lien shown on any written update of the title commitments or pro forma title insurance policies listed on Schedule 4(a) which is delivered to Seller.  Seller may, at Seller’s election, cure the Objections by causing the Title Company to provide an endorsement or other affirmative insurance over the Objections; provided Seller pays for the cost of such endorsement and subject to the approval of Buyer and its mortgagee with respect to marketability of title.

5.              Representations and Warranties.

(a)                                 Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, jointly and severally, represents, warrants and covenants to Buyer as follows:

(i)                                     There are no management, employment, service, equipment, supply, maintenance, water, sewer or other utility or concession agreement or agreements with municipalities (including improvement or development escrows or bonds) agreements with respect to or affecting the Property which will burden the Property or Buyer after Settlement, except for instruments of record and those agreements, if any, listed on Schedule 5(a)(i) attached hereto (the “Surviving Agreements”). None of the Surviving Agreements will concern or relate to any property other than the Property (if any Surviving Agreement relates to or concerns properties of Seller not included in this Agreement, prior to or upon Settlement Seller, at its cost and expense, will either cause the other properties to be removed by amendment of such Surviving Agreement or assign the Surviving Agreement in part, i.e., as it relates to the specific Property only).

(ii)                                  There are no existing leases, licenses or other occupancy agreements, whether oral or written, affecting the Real Property except as listed in the Schedule of Leases (listed per property) attached hereto as Schedule 5(a)(ii) (the “Leases”) (which includes all amendments, guaranties and other agreements which are part of any such Lease), true and complete copies of which will be provided to Buyer as part of Seller’s Materials (as hereinafter defined), and such Leases have not been modified or amended except as described in Schedule 5(a)(ii).  To Seller’s knowledge, each of the Leases is valid and subsisting and in full force and effect.

(iii)                               With respect to each of the Leases, Schedule 5(a)(iii) lists (per property), as of the date set forth in Schedule 5(a)(iii), the leased square feet, the current minimum monthly rent, the current monthly operating expense reimbursement, the expiration date and any security deposit paid (or supplied by a letter of credit or other security) by the

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tenant which has not heretofore been returned or applied in accordance with the lease (the “Security Deposits”).

(iv)                              No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of any of the Leases, except as set forth in Schedule 5(a)(iv)-1 attached hereto or as otherwise expressly provided in the Leases.  Except as listed on Schedule 5(a)(iv)-2 or as otherwise expressly provided in the Leases, Seller has not entered into any agreement obligating Seller or any successor landlord to pay a brokerage or leasing commission or similar compensation with respect to the extension of the term of the Leases pursuant to any extension or renewal option set forth in the Leases or with respect to the expansion of the premises under any of the Leases pursuant to any expansion option or right set forth in the Leases.

(v)                                 To Seller’s knowledge, Seller has not received written notice of any pending proceeding in the nature of eminent domain concerning the Real Property (“Condemnation Proceedings”).

(vi)                              Each Seller entity represents and warrants that it is duly formed, validly existing and in good standing under the laws of the state in which it is organized and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained.

(vii)                           Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the limited partnership agreement of Seller, or of any agreement or judicial order to which Seller is a party or to which Seller is subject.

(viii)                        There are no proceedings pending or, to Seller’s knowledge, threatened by or against Seller in bankruptcy, insolvency or reorganization in any state or federal court.

(ix)                              Seller has no knowledge of any threatened (in writing), actual or pending litigation, suit, action or proceeding by any organization, person, individual or governmental agency against Seller with respect to any of the Property which would affect Seller’s ability to perform its obligations hereunder as of the date of this Agreement.

(x)                                 Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

(xi)                              Seller is not an “employee benefit plan” as that term is used for purposes of Section 3(3) of ERISA, and assets of Seller that are to be transferred to Buyer in connection with the consummation of this Agreement do not constitute, directly or indirectly,

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assets of an “employee benefit plan” as determined pursuant to applicable Department of Labor regulations promulgated under Section 3 of ERISA.

(xii)                           To Seller’s knowledge, Seller has not received any written notice from any governmental authority alleging any violation or the revocation or possible revocation of any Permit or the violation of any law, ordinance or regulation relating to the use, construction, ownership or operation of the Property, other than violations, if any, which have subsequently been cured.

(xiii)                        Except as disclosed in any environmental information delivered as part of the Seller’s Materials (defined below in Section 6(b)(ii)), to Seller’s knowledge, Seller has received no written notice from any governmental authority alleging that the Property is in violation of any Environmental Laws (as hereinafter defined), other than violations, if any, which have subsequently been cured.

(xiv)                       Except as described on Schedule 5(a)(xiv), no claim or appeal with respect to any tax assessment or obligation applicable to the Property has been filed by Seller or, to Seller’s knowledge, any tenant of the Property which remains pending.  At Buyer’s option, to the extent assignable, any agreement between Seller and any tax appeal consultant with respect to the claims or appeals listed on Schedule 5(a)(xiv), as the same relate solely to real estate taxes payable for the year in which Settlement occurs or thereafter, shall be a Surviving Agreement.  Following Settlement, Seller agrees to execute any filing or motion reasonably requested by Buyer to accomplish or confirm the assignment of such claim or appeal to Buyer.

(xv)                          Seller has no employees.

(xvi)                       The Pennsylvania Real Property and the Personal Property thereon do not constitute 50% or more of the assets or real property owned by any Seller in Pennsylvania, except with respect to the portion of the Pennsylvania Real Property and the Personal Property owned by Malvern and Stoneridge.

(xvii)                    There are no mortgage liens burdening Seller’s interest in the Property which will require defeasance or any special procedures for satisfaction and release at Settlement beyond payoff of the outstanding balance due and owing (including any applicable prepayment penalties) and obtaining a payoff letter.

(xviii)                 The Personal Property and the Intangible Property is now owned by Seller and will be assigned and conveyed to Buyer at Settlement free and clear of all liens, financing statements or other security interests.

(xix)                       To Seller’s knowledge, there are no outstanding assessments levied against the Real Property under any declaration, covenant agreement or association relating to the Real Property except for assessments for the current calendar or fiscal year, as applicable, which shall be prorated between Seller and Buyer pursuant to Section 8(a) of this Agreement.

For the purpose of this Agreement, the phrase “to Seller’s knowledge” and any phrase or words of similar import will be deemed to mean the actual knowledge of Michael T. Hagan, Chief Investment Officer of Liberty Property Trust, the general partner of Seller (the “Trust”),

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together with John DiVall, Vice President and City Manager (with respect to the Arizona Real Property), Anderson Petry, Vice President and City Manager (with respect to the Florida Real Property) Jody Johnston, Vice President and former City Manager (with respect to the Florida Real Property — Tampa area), David Jellison, Vice President and City Manager (with respect to the Minnesota Real Property) and Anthony Nichols, Jr., Vice President and City Manager (with respect to the Pennsylvania Real Property), without having made inquiry or investigation beyond each such individual’s actual knowledge on the Effective Date. The respective vice presidents listed above are the individuals employed by Seller or its affiliates who have asset management oversight responsibility with respect to the Property in the region for which they are responsible.  The individuals named in this paragraph are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liabilities on or creating any duties running from such individuals to Buyer, and in no event shall any such individuals be personally liable for any representation made herein.

Notwithstanding anything contained in this Agreement to the contrary, all of the foregoing representations and warranties (the “Representations”) shall survive Settlement for a period of nine (9) months following the date of Settlement and any claim arising out of or related to the Representations that is not asserted in an action filed and served on or before the date that is nine (9) months following the date of Settlement shall be barred and deemed waived.

(b)                                 Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

(i)                                     Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of the organizational and operating documents of Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

(ii)                                  There are no proceedings pending or, to Buyer’s knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

(iii)                               Buyer is a duly formed, validly existing limited partnership and is in good standing under the laws of the State of Delaware.  Buyer has duly authorized, executed and delivered this Agreement.

Each of the representations and warranties of Buyer set forth above will be deemed remade by Buyer as of Settlement and will survive Settlement.

(c)                                  Between the Effective Date and the date of Settlement, except as permitted under this Agreement (including, but not limited to, the provisions of Section 14), Seller shall take no voluntary action which would make any of Seller’s Representations false or inaccurate in any material respect and Seller will notify Buyer of any events which occurred or any facts of which its becomes aware which would make any of Seller’s Representations false or inaccurate in any material respect.  If, prior to Settlement, Buyer obtains actual knowledge of a fact or

9

circumstance, the existence of which would constitute a breach of such Representation, Buyer shall notify Seller thereof, Seller shall have the opportunity to cure such breach and, if Seller elects to do so, the date for Settlement shall be extended if necessary on a day for day basis as the period required for such cure, not to exceed thirty (30) days.  In the event Seller cures such breach, this Agreement shall remain in full force and effect.  If Seller does not cure such breach by the date for Settlement (as the same may be extended pursuant to this paragraph), then (i) if the breach of Seller’s Representation has a material adverse effect on the aggregate value of the Property, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and, if such breach resulted from an intentional act or omission of Seller in violation of this Agreement, Seller shall reimburse Buyer for all third party costs and expenses incurred by Buyer in connection with this Agreement and the proposed purchase of the Property, including without limitation, legal fees, third party consulting fees and loan fees, up to a maximum reimbursement in the aggregate of $[***] (as so capped, herein termed “Buyer’s Costs”) and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement without any reduction in the Purchase Price; or (ii) if the breach of Seller’s Representation does not have a material adverse effect on the aggregate value of the Property, Buyer shall proceed with the transaction to Settlement pursuant to the remaining terms and conditions of this Agreement, but may reserve its rights with regard to the breach of such Representation.  Furthermore, Seller will have no liability whatsoever to Buyer with respect to any breach or breaches by Seller of a Representation, if, before Settlement, Buyer obtains actual knowledge of a fact or circumstance, the existence of which would constitute a breach of such Representation set forth herein and Buyer does not notify Seller as aforesaid and nevertheless completes Settlement.  Among other things, for purposes hereof, Buyer will be deemed to have knowledge of any fact or circumstance set forth in any environmental assessments or engineering reports received by Buyer.

6.              Performance by Seller; Completion of Pre-Execution Requirements.

(a)                                 Subject to the provisions of this Section 6(a), the obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the condition that all of the Representations by Seller will be true and correct at and as of Settlement in all material respects as though such Representations were made at and as of Settlement, except for changes therein consented to by Buyer or deemed consented to by Buyer, and that Seller will have performed, observed and complied with all material covenants, agreements and obligations required by this Agreement to be performed on its part prior to or as of Settlement, including without limitation, the conveyance of title to the Real Property in accordance with the requirements of Section 4 of this Agreement.  In the event that any of the conditions set forth above in this Section 6(a) is not satisfied or waived by Buyer prior to Settlement, Buyer and Seller may, by mutual agreement, extend Settlement for such time as is necessary to satisfy the conditions.  In the event Buyer and Seller do not so extend, then (i) if the failure to meet such condition has a material adverse effect on the aggregate value of the Property, Buyer may terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer; provided, however, if the failure of the condition is due to an intentional act or omission of Seller in violation of this Agreement, Seller shall reimburse Buyer for Buyer’s Costs and the parties shall have no further rights or obligations hereunder, except for those which

10

expressly survive such termination; or (ii) if the failure to meet such condition does not have a material adverse effect on the aggregate value of the Property, Buyer shall proceed with the transaction to Settlement pursuant to the remaining terms and conditions of this Agreement, but may reserve its rights with regard to such breach or failure to perform.

(b)                                 The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to Seller using reasonable efforts to deliver to Buyer, at or before Settlement, duly executed originals of a certificate, prepared by Seller, from each tenant leasing more than 5,000 rentable square feet under the Leases in 777 West Yamato Road and 750 Park of Commerce Boulevard, Boca Raton (“777 West Yamato” and “750 Park of Commerce”, respectively), substantially in the form attached hereto as Exhibit “B” or such other form conforming to the requirement of the applicable Lease and dated on or after July 25, 2016 (in either case, a “Tenant Estoppel Certificate”).  Seller agrees to deliver to Buyer, within two (2) business days after receipt, copies of each Tenant Estoppel Certificate, in the form received by Seller.  If, at or before Settlement, as same may be extended as hereinafter set forth, Seller has not delivered to Buyer Tenant Estoppel Certificates satisfying the Estoppel Condition (as hereinafter defined), or at Seller’s election estoppel certificates executed by Seller (“Seller Estoppel Certificate”), in the form attached hereto as Exhibit “C” and dated as of Settlement, relating to, in the aggregate, at least seventy-five percent (75%) of the leased square footage in 777 West Yamato and 750 Park of Commerce with not more than ten percent (10%) of such area being addressed through a Seller Estoppel Certificate, satisfying the Estoppel Condition (the “Required Estoppels”),  Buyer may waive such condition and complete Settlement in accordance with this Agreement or terminate this Agreement by delivering notice of such termination to Seller and in such event, the Deposit will be returned to Buyer, this Agreement thereupon will become void and there will be no further obligations or liability on either of the parties hereto, except as otherwise specifically provided herein.  In the event that Seller elects to deliver to Buyer a Seller Estoppel Certificate for any tenant and thereafter such tenant executes and delivers a Tenant Estoppel Certificate confirming all material facts set forth in the Seller Estoppel Certificate, then the Tenant Estoppel Certificate executed by such tenant will replace the Seller Estoppel Certificate which automatically will be null and void.  Tenant Estoppel Certificates that materially and adversely vary from Seller’s representations contained in this Agreement or the terms of the Lease to which it relates, or which asserts any material uncured default by Seller (“Estoppel Condition”) will not qualify toward the estoppel certificates required to be delivered under this Paragraph 6(b); provided, however, any Tenant Estoppel Certificate that is not objected to by Buyer in writing (objections delivered by electronic mail to both Richard J. Casey, Jr. (rcasey@libertyproperty.com) and Richard W. Kessler (rkessler@schnader.com) shall be sufficient for this purpose) on or before the date that is two (2) business days following the date such Estoppel Certificate is delivered to Buyer (electronic mail delivery to both Roger W. Thomas (roger@rizkventures.com) and Stephan K. Pahides (spahides@mkbattorneys.com) shall be sufficient for this purpose) will be deemed approved by Buyer and to qualify toward the estoppel threshold required above.  Seller shall use its reasonable efforts to obtain and deliver a Tenant Estoppel Certificate from The Carnival Corporation with respect to its Lease at 3400 Lakeside Drive, Miramar, Florida, but such delivery shall not be a condition precedent to Buyer’s obligation to complete Settlement hereunder.  In addition, Seller shall cooperate with Buyer in any reasonable request made by Buyer to request an update of any previously delivered estoppel certificate from any Tenant under a Lease provided that Buyer prepares and provides to Seller such document, but delivery

11

of any updated estoppel certificate shall not be a condition precedent to Buyer’s obligation to complete Settlement hereunder.

(c)                                  Seller has delivered or made available to Buyer the items referenced in Schedule 6(c), attached hereto.  In addition, Seller has cooperated with Buyer by providing such additional documents and materials relating to the Property as were reasonably requested by Buyer and which were in the possession or control of Seller, other than documents that Seller reasonably deemed proprietary and confidential, such as internally generated reports, market analyses, and the like.  The items referenced in Schedule 6(c), together with any other information and materials that Buyer or Buyer’s representatives have obtained or may obtain at any time and in any form (whether oral, written, or otherwise) from Seller or Seller’s agents relating to the Property, the Seller, or the Condition of the Property (as defined in Section 17 of this Agreement) will, collectively, be referred to as “Seller’s Materials”.  Except as expressly provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the accuracy or completeness of Seller’s Materials or any contents thereof.  In addition, Seller expressly disclaims all representations, warranties and covenants, if any, that may otherwise be present in or a part of Seller’s Materials.  Until Settlement is completed, Buyer shall keep Seller’s Materials and all information obtained by Buyer as part of its due diligence review of the Property (“Buyer’s Materials”) confidential and, except as may otherwise be required by law, shall not share any of the foregoing with anyone other than Buyer’s directors, officers, existing or potential partners, investors, insurers, sources of financing and their respective employees, outside counsel, accounting firm and other professional consultants (all of whom are collectively referred to as the “Related Parties”) who, in Buyer’s judgment, need to know such information for evaluating a possible purchase of the Property or financing of or investment in, the Property; provided, however, the provisions of this paragraph shall not restrict the disclosure of any information which is available in the public domain.  The Related Parties will be informed by Buyer of the confidential nature of the Seller’s Materials and the Buyer’s Materials and will be directed by Buyer to keep same in the strictest confidence.  Buyer will be responsible for any breach of the obligations set forth in this subsection by Buyer or the Related Parties.  Upon any termination of this Agreement pursuant to Section 6(a) or Section 6(b), or pursuant to Section 10 (entitled “Default by Buyer”), Buyer shall promptly return to Seller, or destroy, without retaining any copies thereof, all copies of the Leases, the Surviving Agreements and Seller’s Materials and shall deliver to Seller copies of all physical property and environmental studies and reports, lease abstracts, property zoning reports and all other third party studies and reports relating to the Property obtained by Buyer which shall be provided without any representation or warranty whatsoever. Buyer acknowledges and agrees that all of Seller’s obligations regarding the delivery of Seller’s Materials have been met as of the Effective Date.  Seller shall continue to make available to Buyer the Seller’s Materials and any and all additional Seller’s Materials that are created or obtained between the date hereof and Settlement.

7.              Closing Deliveries.

(a)                                 At Settlement, Seller shall deliver to Buyer and, where appropriate, Buyer shall deliver to Seller, duly executed originals of the following:

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(i)                                     Special warranty deeds for each of the Pennsylvania Real Property, the Arizona Real Property and the Florida Real Property and a limited warranty deed for the Minnesota Real Property, duly executed and acknowledged by Seller and in proper form for recording and substantially in the forms for each jurisdiction attached hereto as Exhibit “D” (the “Deed”);

(ii)                                  A valid bill of sale for the Personal Property in substantially the form attached hereto as Exhibit “E”;

(iii)                               A valid assignment of the Leases, duly executed by Seller and Buyer, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases and Buyer shall assume the obligations of Seller under the Leases. Such assignment will include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Leases for events occurring prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller under the Leases for events occurring from and after Settlement, and shall be substantially in the form attached hereto as Exhibit “F”;

(iv)                              A letter, substantially in the form attached hereto as Exhibit “G”, addressed to each tenant informing it of the sale;

(v)                                 A Nonforeign Person Certification in the form attached hereto as Exhibit “H”, as required under Section 1445 of the Internal Revenue Code;

(vi)                              A valid assignment, duly executed by Seller and Buyer, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Surviving Agreements (including, without limitation, any [***] and any Service Contracts), and Buyer shall assume the obligations of Seller under the Surviving Agreements arising from and after the date of Settlement.  Such assignment will include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Surviving Agreements for events occurring prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller under the Surviving Agreements for events occurring from and after Settlement, and shall be substantially in the form attached hereto as Exhibit “I”;

(vii)                           A valid assignment, duly executed by Seller, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, to and under the Permits, including without limitation the Monarch Lakes Permits and Approvals (defined below in Section 26), and in and to the Intangible Property, it being understood and agreed that such assignment shall be without additional cost or expense to Seller (Buyer assuming responsibility for any applications, documentation or fees necessary to process and perfect any such assignment of the foregoing to Buyer), and shall be substantially in the form attached hereto as Exhibit “J”;

(viii)                        A valid easement agreement substantially in the form attached hereto as Exhibit “M” pursuant to Section 24(c) of this Agreement;

(ix)                              The Ground Lease (as hereinafter defined);

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(x)                                 [***] (as hereinafter defined);

(xi)                              Seller’s standard authority package certified by the secretary of the Trust evidencing that this Agreement has been duly authorized and that the person(s) executing the documents to be delivered by Seller have full right, power and authority to do so, all in form and substance reasonably satisfactory to Seller and to Title Company;

(xii)                           To the extent not previously made available to Buyer, originals of the following instruments (or copies if originals are unavailable):

(A)                               the Leases;

(B)                               the Tenant Estoppel Certificates and any Seller Estoppel Certificates, and all estoppel certificates delivered by Tenants prior to the Effective Date;

(C)                               the Surviving Agreements;

(D)                               the Association Estoppels (as hereinafter defined); and

(E)                                the REA Estoppels (as hereinafter defined).

(xiii)                        All keys, master keys, electronic pass cards and combinations to locks at the Property, to the extent in Seller’s possession;

(xiv)                       An owner’s affidavit in substantially the form attached hereto as Exhibit “K”;

(xv)                          Any required municipal, county or state specific forms for recording, transfer of deeds or transfer tax;

(xvi)                       All necessary instruments of assignment, transfer or consent in order for Buyer to complete the transfer of each letter of credit issued as security for a tenants under any Lease;

(xvii)                    A rent roll, current as of the Settlement Date, certified by Seller as being true and correct in all respects;

(xviii)                 The executed Settlement Statement; and

(xix)                       Such other instruments, documents or agreements as are customary and which do not impose any additional liability on Seller or Buyer reasonably necessary to consummate the purchase and sale of the Property.

(b)                                 Possession of the Property will be given to Buyer by delivery of the Deeds at Settlement, free of any leases, except the Leases, and free of other claims to or rights of possession except those of public record as of the Effective Date.  The Deeds will be prepared by Seller at Seller’s expense.

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8.              Apportionments; Credits; Taxes.

(a)                                 Real estate taxes, minimum and additional rents from tenants under the Leases, fees due and payable under the Surviving Agreements, all fees and charges for utilities, operating expenses and other apportionable income and expenses paid or payable by Seller will be apportioned (subject to Section 2(a)(ii)) pro rata on a per diem basis as of 11:59 p.m. on the day before Settlement.  Taxes, and additional rent paid on account thereof, will be apportioned based on the fiscal year of the taxing authority.  Real estate taxes shall be apportioned based on the fiscal year of the current year’s tax (if Settlement occurs on a date when the current year’s millage is not fixed, and the current year’s assessment is available, real estate taxes will be prorated based upon the prior year’s millage; if Settlement occurs when neither the current year’s millage nor assessment is available, then taxes shall be prorated based on the prior year’s tax; and any tax proration based on the prior year’s information shall, at the request of either Buyer or Seller, be readjusted promptly upon receipt of the actual tax bill for the year of Settlement).  With respect to any tax appeal set forth on Schedule 5(a)(xiv) that affects or could affect taxes that have been prorated between Seller and Buyer pursuant to this Section 8(a), neither party shall agree to settle such appeal without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed.  Any increase in or net refund of taxes (after deduction of actual (including, without limitation, contingent) attorney’s fees and costs with respect to such appeal) as a result of such appeal shall be prorated between the parties in the same manner as the proration of real estate taxes that took place at the time of Settlement.  Seller shall cause any and all public utilities serving the Real Property, to the extent such utilities bill Seller rather than any tenant of the Real Property, to issue final bills to Seller on the basis of readings made as of Settlement and all such bills will be paid by Seller.  Buyer shall establish new accounts with such public utilities in Buyer’s name, effective as of the date of Settlement. Buyer shall order new telecommunication lines in Buyer’s name upon Settlement and notify Seller upon activation of services to the new telecommunication lines.  If Buyer fails to do so Seller may at its option cancel any remaining telecommunication lines within thirty (30) days after Settlement, and Buyer shall promptly reimburse Seller upon demand for any costs incurred by Seller in connection with such telecommunication lines for periods on and after Settlement.  Each party shall separately reconcile with tenants the amounts paid or payable on account of operating expenses incurred by such party during its period of ownership in accordance with the terms of the Leases. If any tenant objects to reconciling separately with Seller for operating expenses for the calendar year in which Settlement occurs with respect to Seller’s period of ownership, Buyer and Seller agree to cooperate in a combined year-end reconciliation with such tenant in a manner reasonably acceptable to Buyer and Seller.  Any amounts that may be due Seller as a result of such year-end reconciliations shall be paid by Buyer to Seller promptly after Buyer collects such amounts from the tenants.  The provisions hereof shall survive Settlement under this Agreement.

(b)                                 At Settlement, Seller shall give to Buyer a credit against the Purchase Price in the amount of all Security Deposits under the Leases, except for any Security Deposits held in the form of letters of credit.  Seller will also deliver the original of each letter of credit, together with such executed instruments as are necessary, pursuant to the terms of the letters of credit, to transfer and assign Seller’s interest therein to Buyer, if assignable.  Following Settlement, Buyer shall be responsible for submitting the transfer documents and taking such other actions as may be necessary in order for the issuer to recognize Buyer as the beneficiary or

15

to have a replacement letter of credit issued in favor of Buyer, and Seller agrees to cooperate in all reasonable respects with Buyer’s efforts.  As between Buyer and Seller, Seller shall be responsible for any fees and expenses payable to the issuer that are necessary to the transfer or re-issuance of the letters of credit in favor of Buyer and shall provide a credit against the Purchase Price in the amount of such fees and expenses.  If Buyer as landlord becomes entitled to draw upon a letter of credit pursuant to the terms of the applicable Lease prior to the date the letter of credit is effectively transferred to Buyer, then at Buyer’s request Seller will present a draw upon the letter of credit on Buyer’s behalf.  The provisions hereof shall survive Settlement under this Agreement.

(c)                                  Seller and Buyer acknowledge that it may be necessary for certain of the costs subject to proration under this Agreement to be based on estimates.  Except as otherwise expressly provided herein, if any payments by Seller or Buyer at Settlement under this Section 8 are based on estimates, then, when the actual amounts are finally determined, Seller and Buyer shall recalculate the amounts that would have been paid at Settlement based on such actual amounts, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation; provided, however, that neither party shall have the right to request a recalculation after the one (1) year anniversary of the date of Settlement.  This provision will survive Settlement under this Agreement.

(d)                                 At Settlement, Seller shall give to Buyer a credit against the Purchase Price for the amounts of any tenant improvement allowances and brokerage commissions that remain outstanding with respect to the current term of the Leases, subject to the provisions of Paragraph 14(g)(ii) below.

(e)                                  Seller shall be responsible for payment at Settlement of all documentary stamp and realty transfer taxes imposed on or in connection with the recording of the Deeds except that with respect to the Pennsylvania Real Property, same will be shared equally by Seller and Buyer.  Buyer shall be solely responsible for any additional documentary stamp and realty transfer taxes payable in connection with any assignment of this Agreement by Buyer.  Buyer shall be responsible for any and all costs associated with Buyer’s financing, including documentary stamp and other taxes imposed in connection with any mortgages or deeds of trust.  All other closing costs not specifically addressed herein, including any documentary stamp or realty transfer tax requirement adopted by the State of Arizona prior to Settlement, shall be allocated in accordance with local custom.

(f)                                   Buyer shall pay all costs of the Title Information and the title insurance premiums for any owner’s and/or mortgagee’s policy of title insurance issued in connection with Settlement.  Buyer and Seller shall share equally the closing fee charged by Escrow Agent.

(g)                                  All other closing costs not specifically addressed herein shall be allocated in accordance with local custom.

(h)                                 Buyer agrees that if, at Settlement, any rents, charges or other arrearages with respect to any period prior to Settlement are due and owing from tenants but are then unpaid (the “Arrearages”), Buyer shall cooperate with Seller’s efforts to collect such Arrearages post-Settlement, but Seller shall not be entitled to any credit or adjustment at Settlement.  Buyer shall

16

not be obligated to take any measures to recover any Arrearages other than billing tenant(s) in the ordinary course of business.  To the extent such measures are not adequate for the collection of such Arrearages and so long as there is no pending action by Buyer against the tenant(s) in question, Seller, at its cost, shall be entitled to sue tenant(s) for any Arrearages, but without a right to evict tenant(s) or terminate such tenant’s(s’) Lease(s).

(i)                                     All payments received by Buyer after Settlement from tenants owing Arrearages will be applied first on account of current amounts due from such tenants and then to the Arrearages; provided, however, that if a tenant identifies a payment as pertaining to an Arrearage, such payment will be applied first on account of the identified Arrearage.  Buyer further agrees to remit such collected Arrearages to Seller in a prompt and timely fashion.  Any sums received by Seller from tenants for periods after Settlement will be remitted by Seller to Buyer in a prompt and timely fashion.  The provisions hereof will survive Settlement under this Agreement.

(j)                                    At Settlement, Seller shall give to Buyer a credit against the Purchase Price for the amount of any “Deficiency” plus any “Landlord’s Transactional Expenses” actually received by Seller, and to the extent not yet received by Seller, Seller will assign to Buyer, as part of the assignment of Leases, all right, title and interest to receive any “Deficiency” and “Landlord’s Transactional Expenses” as defined in and pursuant to that certain Settlement And Standstill Agreement dated November 4, 2015 by and between LPLP and Integral Health Plan, Inc.  If prior to Settlement, Landlord has actually expended funds which qualify as Landlord’s Transactional Expenses, the amount to be credited to Buyer under this Section 8(j) shall be reduced by such amounts.

9.              Condemnation.  If, prior to Settlement, any Condemnation Proceeding is commenced concerning the Real Property, Seller agrees to notify Buyer thereof.  If the Condemnation Proceeding constitutes a “Material Condemnation” (as defined below), then, if Buyer and Seller are able to agree in writing upon the appropriate Purchase Price reduction (the parties agree to act reasonably and in good faith to reach such agreement), Buyer will have the right, at Buyer’s option, to terminate this Agreement with respect to the affected parcel of the Real Property only, by giving written notice to Seller within ten (10) business days after receipt of such notice or, if no notice is provided by Seller within ten (10) business days after Buyer otherwise learns of the Condemnation Proceeding.  If Buyer does terminate this Agreement as to the affected parcel of the Real Property, the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the affected portion of the Real Property as agreed to in writing by Seller and Buyer prior to Buyer’s termination notice (if Buyer gives its termination notice absent such agreement, Buyer’s termination shall be void).  If Buyer does not terminate this Agreement as to the affected parcel of the Real Property or is not entitled to terminate this Agreement, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and shall pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title and interest in and to any compensation for such condemnation, and Seller shall not take any action with respect to such condemnation or negotiate or settle any claims for compensation prior to Settlement without Buyer’s participation.  For purposes of this Section, a Condemnation Proceeding shall be deemed to constitute a Material Condemnation if the Condemnation Proceeding can reasonably be expected to (a) reduce the value of the affected parcel of the Real Property by more than $1,500,000.00, or (b) materially impair access to the

17

affected parcel of the Real Property, or (c) result in the affected parcel of the Real Property being non-compliant with zoning or land use regulations or any Lease applicable thereto.  No more than two (2) parcels of the Real Property may be removed from this Agreement in accordance with the foregoing right of partial termination or in accordance with the provisions of Section 12.

10.       Default by Buyer.  Subject to the conditions precedent to its obligations set forth in this Agreement, if Buyer does not complete Settlement on the Settlement Date and thereafter does not complete Settlement within five (5) days, such time to be of the essence, or if Buyer, defaults on any of its other obligations hereunder, and such failure is not cured within ten (10) days after Buyer’s receipt of notice from Seller, such time to be of the essence, Seller’s sole remedy shall be to terminate this Agreement by written notice to Buyer and Escrow Agent, whereupon the Deposit will be paid to Seller.  Such payment of the Deposit to Seller will be deemed to be liquidated damages for Buyer’s default and the receipt of same will be Seller’s exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer; provided, however, that the provisions of this Section will not limit Seller’s recourse against Buyer with respect to Buyer’s indemnifications of Seller relating to Seller’s Materials, Buyer’s Materials and Buyer’s Access Rights (defined in subsection 14(b) below) set forth in this Agreement and any obligation of Buyer under this Agreement that requires performance after Settlement.  Buyer and Seller agree that the amount of Seller’s actual damages upon a Buyer default will be difficult to calculate and that the amount of the liquidated damages set forth in this Section 10 represents the parties’ reasonable estimate of such damages.

11.       Default by Seller.  Subject to the conditions precedent to its obligations set forth in this Agreement, if Seller, does not complete Settlement on the Settlement Date or otherwise (subject to the provisions of Section 6(a) above) materially breaches any agreement or covenant of Seller set forth in this Agreement, and such failure is not cured within ten (10) days after Seller’s receipt of notice from Buyer, such time to be of the essence, Buyer, at its sole and exclusive remedy, may elect to (a) terminate this Agreement by written notice to Seller and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall reimburse Buyer for Buyer’s Costs (as defined in subsection 5(c) and subject to the cap provided therein) and there will be no further obligation or liability on either of the parties hereto, except as specifically provided in this Agreement, or (b) exercise the remedy of specific performance to cause Seller to convey to Buyer title to the Property or perform such other obligation relating to such breach, as long as any action for specific performance is commenced within sixty (60) days of such default.  The provisions of this Section 11 will not limit Buyer’s recourse against Seller with respect to any obligation of Seller under this Agreement that requires performance after Settlement.

12.       Risk of Loss.  Except with respect to Buyer’s obligations under Section 14, Seller shall bear the risk of all loss or damage to the Property from all causes until Settlement.  Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property.  If at any time prior to Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall give notice thereof to Buyer, but such damage or destruction shall not affect the obligations of the parties under this Agreement or delay Settlement unless such casualty results in damage to

18

the Property in excess of $[***], as reasonably determined by Seller (a “Material Casualty”).  If a Material Casualty occurs, Buyer shall have the right, if Buyer and Seller are able to agree in writing upon the appropriate Purchase Price reduction (the parties agree to act reasonably and in good faith to reach such agreement), to terminate this Agreement with respect to the affected parcel of the Real Property only by giving written notice to Seller within five (5) business days after receipt of such notice or, if no notice is provided by Seller, within five (5) business days after Buyer otherwise learns of the casualty.  If Buyer does terminate this Agreement with respect to the affected parcel of the Real Property, the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the affected parcel of the Real Property as agreed to in writing by Seller and Buyer prior to Buyer’s termination notice (if Buyer gives its termination notice absent such agreement, Buyer’s termination shall be void).  If Buyer does not terminate this Agreement as to the affected parcel of the Real Property or is not entitled to terminate this Agreement, then at Settlement Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any insurance proceeds to which Seller is or would be entitled and shall pay to Buyer an amount equal to all deductibles under applicable insurance relating to the casualty, less the amount of (x) all costs incurred by Seller in connection with any repair of such damage prior to Settlement and (y) attributable to lost rents applicable to any period prior to Settlement.  Buyer shall have the right to participate in the settlement of insurance claims and in plans for restoration of the affected parcel of the Real Property, and Seller shall act in a commercially reasonable manner regarding the commencement of restoration.  No more than two (2) parcels of the Real Property may be removed from this Agreement in accordance with the foregoing right of partial termination or in accordance with the provisions of Section 9.  If at any time prior to Settlement any portion of the Real Property is destroyed or damaged as a result of fire or any other casualty whatsoever and such destruction or damage was not insurable or if coverage is denied by Seller’s insurer, Buyer shall have the same rights provided to Buyer in the event of a Material Casualty set forth above unless Seller elects within the five (5) business day period provided for above to repair such damage or destruction at Seller’s expense (or in lieu thereof to provide Buyer a credit against the Purchase Price for the cost of such repair, as mutually agreed upon by Buyer and Seller).

13.       Brokerage.  Buyer represents and warrants to Seller and Seller represents and warrants to Buyer that each has dealt with no broker, agent, finder or other intermediary in connection with this sale and purchase.  Seller agrees to indemnify, defend and hold Buyer harmless from and against any broker’s claim arising from any facts alleged which, if true, would constitute a breach by Seller of Seller’s representation and warranty in this section.  Buyer agrees to indemnify, defend and hold Seller harmless from and against any broker’s claim arising from any facts alleged which, if true, would constitute a breach by Buyer of Buyer’s representation and warranty in this Section 13.  The foregoing indemnification obligations of Seller and Buyer will survive Settlement.

14.       Operation of the Property Prior to Settlement.  Prior to Settlement:

(a)                                 The Property will be operated and managed in accordance with past practices of Seller and maintained in its present condition, reasonable wear and tear excepted.  Seller shall not remove any Personal Property located in or on the Property, except in the ordinary course of business or as may be required for repair and replacement. All replacements

19

shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Buyer.

(b)                                 [***]

(c)                                  At reasonable times following reasonable notice which notice need be given to Seller by e-mail only, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives will be afforded reasonable access to the Property and to

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Seller’s records relating to the Property (other than those reasonably deemed proprietary or confidential) to inspect the Property and the records relating thereto,  and to measure, appraise, test and make surveys of the Property (collectively, “Buyer’s Access Rights”); provided, however, as follows:

(i)                                     Buyer will be obligated to obtain Seller’s prior approval for the performance of any invasive or intrusive environmental testing, such approval not to be unreasonably withheld or delayed if such testing is recommended by Buyer’s environmental engineer and Buyer’s written request to Seller therefor is accompanied by a summary of the proposed scope of work;

(ii)                                  if Buyer desires to review the records and files relating to the Property, at Buyer’s expense, Buyer may make copies of such records and files; provided, however, that Buyer shall promptly return all copies of such records and files if Settlement does not occur under this Agreement;

(iii)                               Buyer shall not interfere unreasonably with the operation of the Property and shall coordinate all of Buyer’s activities under this subsection 14(b) with Seller to minimize possible interference with the Property or its operation;

(iv)                              Buyer shall restore any area on the Real Property disturbed in the course of Buyer’s testing to the condition existing prior to any tests conducted by Buyer;

(v)                                 Prior to making any entry upon the Property, Buyer shall deliver to Seller an insurance certificate naming Seller as the certificate holder, evidencing a minimum of $5,000,000.00 of commercial general liability insurance and naming Seller as additional insured thereunder.  To the extent commercially available, such certificate will state that the insurance coverage may not be canceled or modified except upon thirty (30) days’ prior written notice to Seller.  Within two (2) business days after Buyer’s receipt of notice of cancellation or modification of such insurance coverage, Buyer shall notify Seller thereof in writing, such notice to include a copy of the insurance company’s notice of cancellation or modification;

(vi)                              Buyer agrees to indemnify, defend, and hold Seller harmless from and against any claim made against Seller as a result of any entry upon the Real Property and any activities conducted thereon by Buyer or on behalf of Buyer; provided, however, Buyer shall have no liability resulting from the mere discovery of any existing condition on the Property not caused by Buyer or Buyer’s agents (but Buyer shall have liability for the exacerbation of any such existing condition by Buyer or Buyer’s agents).  The foregoing indemnification obligation of Buyer will survive Settlement and any termination of this Agreement.

Notwithstanding the foregoing, Buyer acknowledges and agrees that it has exercised Buyer’s Access Rights prior to the Effective Date and has completed and accepted all surveys, reports and tests regarding the Property.

(d)                                 Seller shall comply with all material obligations of landlord under the Leases and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

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(e)                                  Seller shall notify Buyer of Seller’s receipt of any notice from any party or Seller’s delivery of any notice to any party alleging that Seller or such other party is in default of its obligations under any of the Leases or any Permit, Law, ordinance, regulation or Surviving Agreement affecting the Property, or any portion or portions thereof.

(f)                                   Except with the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed (and which will be deemed granted in the event Buyer fails to approve or disapprove same within five (5) business days after receipt thereof), other than leases (which are subject to subsection 14(g) below, no contract for or on behalf of or affecting the Property will be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty or premium to Buyer.  Seller shall terminate such any such contract with such termination to be effective on or before Settlement.

(g)                                  With respect to New Leases and any Lease Modification (as such terms are defined in subsection 14(g)(i) below):

(i)                                     from and after the Effective Date, unless or until this Agreement is terminated, Seller shall not enter into any new lease for any portion of the Real Property (“New Lease”) or any amendments, extensions, terminations or assignments of or subleases to which Seller consents relating to any of the Leases (“Lease Modification”) without the prior written approval of Buyer (other than a Lease Modification that Seller is required to enter into pursuant to an express right or option provided the tenant in its Lease, which Lease Modification will be deemed to be approved by Buyer).  If Seller submits a proposed New Lease or Lease Modification to Buyer for its approval, Buyer will have three (3) business days from the date of its receipt of such proposed New Lease or Lease Modification to grant or deny its approval by notice to Seller.  If Buyer denies approval, Buyer shall state in the notice its grounds for denial.  If Buyer does not deliver a notice to Seller within such three (3) business day period, Buyer will be deemed to have approved the New Lease or Lease Modification as submitted.  If Buyer denies approval of any proposed New Lease or Lease Modification, and Seller enters into such New Lease or Lease Modification, Buyer may terminate this Agreement, in which event the Deposit shall be returned to Buyer and there will be no further obligation or liability on either of the parties hereto, except as specifically provided herein; and

(ii)                                  [***]

(h)                                 Seller shall timely and fully perform all of its payment and other obligations under any easement agreement, association document or declaration relating to the Property.

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(i)                                     Seller shall maintain fire and extended coverage insurance policies with respect to the Property in effect until the Settlement which are at least equivalent in all material respects to the insurance policies covering the Property as of the Effective Date.

(j)                                    At Buyer’s request, Buyer shall be permitted to discuss with employees of Liberty Property Trust currently providing management and leasing services at or for the Property their possible employment by Buyer or its affiliate following Settlement.

(k)                                 After Settlement or prior to Settlement if required under the terms of the applicable Roof Warranty, Seller shall, at no cost to Seller, cooperate with Buyer’s efforts to effectuate the assignment or the re-issuance, as applicable, to Buyer of all of the roof warranties listed on Schedule 14(k) (collectively, the “Roof Warranties”).  All fees required to assign or re-issue any such warranty shall be paid by Buyer, and, if the assignment or re-issuance of such warranty is conditioned on certain repairs or other work being done on the subject roof (the “Roof Work”), Buyer shall, at its sole cost and expense, perform the Roof Work.  At Buyer’s option, Buyer may elect not to require an assignment or re-issuance of the subject roof warranty with respect to such roof.  The provisions of this Section 14(k) shall survive Settlement.

15.       Notice.  All notices, requests and other communications under this Agreement will be in writing and will be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by electronic mail, provided a copy is sent concurrently by one of the methods described in (i), (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer will have given notice as herein provided. If intended for Seller:

Liberty Property Limited Partnership

500 Chesterfield Parkway

Malvern, PA 19355

Attn:  Michael T. Hagan, EVP & CIO

Phone:  610-648-1716

E-mail:  mhagan@libertyproperty.com

with a copy to:

Liberty Property Limited Partnership

500 Chesterfield Parkway

Malvern, PA 19355

Attn:  Bonnie S. Milavec, SVP & RE Counsel

Phone:  610-648-1796

E-mail:  bmilavec@libertyproperty.com

and a copy to:

Schnader Harrison Segal & Lewis LLP

1600 Market Street, Suite 3600

Philadelphia, PA 19103

Attn:  Richard W. Kessler, Esquire

Phone:  215-751-2037

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E-mail:  rkessler@schnader.com

If intended for Buyer:

Workspace Property Trust

700 Dresher Road

Suite 150

Horsham, PA 19044

Attn:  Thomas Rizk, CEO

Phone:  212-980-0100

E-mail:  trizk@workspaceproperty.com

With a copy to:

Workspace Property Trust

700 Dresher Road

Suite 150

Horsham, PA 19044

Attn:  Roger W. Thomas, President

Phone: 215-328-2721

E-mail:  rthomas@workspaceproperty.com

and with a copy to:

Forum Partners Investment Management LLC

1st Floor

16 Berkeley Street

London, W1J 8DZ

Attn:  Ryan Pappas, Managing Director & CIO

Phone:  +44 20 7290 3252

Email:  ryan.pappas@forumpartners.com

and a copy to:

McCausland Keen + Buckman

80 W. Lancaster Avenue

4th Floor

Devon, PA 19333-1331

Attn:  Stephan K. Pahides, Esquire

Phone:  610-341-1075

E-mail:  spahides@mkbattorneys.com

All such notices, requests and other communications will be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent and may be given on behalf of either party by their respective attorneys.

16.       Non-Disclosure.  Neither party shall make public disclosure with respect to this transaction before the Settlement except: (a) as may be required by law, including without limitation disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by the Trust as the issuer of publicly traded securities;

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(b)                                 to such attorneys, accountants, engineers, consultants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either party or of such party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

(c)                                  as may be permitted specifically or contemplated by the terms of this Agreement.

17.       “As Is” Sale and Release.

(a)                                 Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth in this Agreement, Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller, the Property or the “Condition of the Property” (defined in this subsection 17(a) below).  Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in this Agreement, the Property shall be sold and conveyed (and accepted by Buyer at Settlement) AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW.  Except as expressly otherwise provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Property for Buyer’s intended use, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Property (collectively, the “Condition of the Property”), all of which are, except as otherwise expressly provided in this Agreement, hereby expressly disclaimed by Seller.  Except as otherwise expressly provided in this Agreement, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters.  Buyer shall reconfirm the aforesaid acknowledgments in writing as of the date of Settlement.

(b)                                 Buyer further represents and warrants that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer is not in any disparate bargaining position.  Buyer acknowledges and agrees that it has been given full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without, limitation the Condition of the Property.

(c)                                  Without limiting the above, Buyer on behalf of itself and its successors and assigns waives any rights to recover from, and forever releases and discharges, Seller, Seller’s affiliates, partners, the shareholders, directors, officers, employees and agents of Seller

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and the Trust, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any similar environmental state or local statutes, regulations, rules or requirements.  The foregoing shall not be applicable to Buyer’s right of contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or Buyer’s right to implead or otherwise seek joinder of Seller solely with respect to any claims brought against Buyer by a third party unaffiliated with Buyer relating to hazardous materials disposed of or released in, on or under the Property and for which Seller may be liable under any statute concerning liability for contamination by hazardous materials.  Furthermore, this waiver shall not be applicable to any claims arising out of the express covenants, representations, or warranties set forth in this Agreement.  Nothing contained in this Section 17 shall, however, be construed to exculpate or release Seller or any of Seller’s predecessors-in-title from liability to parties other than Buyer with respect to Seller’s own acts or omissions or those of its predecessors-in-title under any local, state or federal law, rule, ordinance, regulation or common law relating to environmental contamination or other environmental matters.

(d)                                 The provisions of this Section will survive Settlement and the delivery of the Deed or any expiration or termination of this Agreement without limitation as to time.

18.       Like Kind Exchanges.  Each of Buyer and Seller may elect to exchange the Real Property for other real estate of a like kind in accordance with Section 1031 of the Internal Revenue Code of 1986 as amended (the “Code”).  To the extent possible, the provisions of this Section will be interpreted consistently with this intent.  To exercise any rights under this Section, the party electing to exchange the Real Property shall provide the other with a written statement stating its intent to enter into an exchange at least five (5) days prior to Settlement.  Either party’s election to exchange, rather than sell or buy, the Real Property for other real estate of a like kind will be at no cost or liability to the other. Should this Agreement become part of a 1031 transaction, the party electing to exchange the Real Property (the “Exchangor”) hereby agrees that the other party may enforce any and all representations, warranties, covenants and other obligations of the Exchangor under this Agreement directly against Exchangor, and the other party agrees that Exchangor may enforce any and all representations, warranties, covenants and other obligations of the other party under this Agreement directly against the other party.

19.       Limited Liability.  Neither the holders of beneficial interests nor the trustees, officers, employees or agents of the Trust will be liable under this Agreement and all parties hereto shall look solely to the Trust assets for the payment of any claim or for the performance of any obligation of the Trust as a general partner of Seller or otherwise.

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20.       Miscellaneous.

(a)                                 Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement shall terminate at Settlement.

(b)                                 All times specified in this Agreement will be of the essence of this Agreement, subject to the grace period provided with respect to the time of Settlement, and to the notice and cure provisions, if applicable, set forth in Sections 10 and 11 of this Agreement.  For purposes of computing any period of time specified in or relevant to the performance hereunder, the day or date from which such time period is measured will be excluded and all other days, including holidays, will be counted; provided, however, if any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery will be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.  As used herein, the term “legal holiday” means any state or federal holiday on which financial institutions or post offices are generally closed in the Commonwealth of Pennsylvania.

(c)                                  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(d)                                 Formal tender of an executed deed and purchase money is hereby waived.

(e)                                  Other than (i) to a qualified intermediary if Buyer elects to exchange the Real Property in accordance with Section 1031 of the Code as set forth above, or (ii) to an entity controlling, controlled by or under common control with Buyer; or (iii) to Safanad, Inc. and its affiliates, Buyer will have no right to assign this Agreement without the prior written consent of Seller.  For purposes of this Agreement, “control” shall be deemed to include the right to approve or veto major decisions.  Buyer shall provide Seller with documentation pertaining to any permitted assignment hereunder at least five (5) days before Settlement.  Buyer will not be released from any liability hereunder as a result of any assignment.  In the event that, subject to the terms of this Section 20(e), Buyer assigns its rights under this Agreement, Buyer will be solely responsible for any transfer or other tax payable by reason of such assignment.

(f)                                   This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

(g)                                  This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase.  This Agreement will not be altered, amended, changed or modified except in writing executed by the parties hereto.

(h)                                 This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania.

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(i)                                     Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement will not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

(j)                                    This Agreement may be executed in counterparts, each of which will be deemed to be an original, but which together shall constitute one original Agreement.

(k)                                 If either party commences legal proceedings for any relief against the other party arising out of this Agreement or any documents, agreements, exhibits or certificates contemplated hereby, the losing party shall pay the prevailing party’s actual reasonable attorneys’ fees and costs (which shall include paralegal and other paraprofessional services) upon final settlement, judgment or appeal thereof.

(l)                                     If any term, provision, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement will not be affected thereby, and each term, provision, covenant or condition of this Agreement will be valid and enforceable to the fullest extent permitted by law.

(m)                             In order to expedite the transaction contemplated herein, electronic signatures may be used in place of original signatures on this Agreement and any amendments thereto.  All parties hereto intend to be bound by the signatures on the electronic document, are aware that other parties shall rely on the electronic signatures, and hereby waive any and all defenses to the enforcement of the terms thereof based on the form of signature.

(n)                                 WAIVER OF JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS TRANSACTION.

(o)                                 Nothing contained in this Agreement will be construed to create a partnership or joint venture between the parties or their successors in interest or permitted assigns.

(p)                                 To its knowledge, Seller and Buyer each represent to the other that it is (i) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.   This subsection 20(p) shall not apply to any person or entity to the extent that such person’s or entity’s interest in Seller or Buyer is through a U.S.

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Publicly-Traded Entity.  As used in this Agreement, “U.S. Publicly-Traded Entity” means an entity whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such entity.

(q)                                 For transfer tax purposes and for the purposes of completing any necessary or required certificates of value, statements of value, transfer tax declarations or affidavits of property value required for the recordation of any of the Deeds, the allocation of the Purchase Price between each Deed to Buyer shall be as set forth on Schedule 20(q) attached hereto.

21.       Liberty Leases.  Seller or an affiliate of Seller is the tenant under the leases identified on attached Schedule 21 (the “Liberty Leases”).  Neither Seller’s interest as tenant under the Liberty Leases nor any personal property of Seller or Liberty Property Trust which is located in the leased premises, other than such furniture, fixtures and equipment used in connection with the operation of any of the Property that Seller elects not to remove, is included in this sale and purchase transaction. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, (i) as to the Liberty Leases serving the south Florida properties or the Tampa area properties, Seller shall remove all furniture, fixtures and equipment that it desires to remove prior to Settlement and any remaining furniture, fixtures and equipment shall be available for Buyer’s use and shall be included in this sale and purchase transaction, and (ii) as to the Liberty Lease serving 10400 Viking Drive, Eden Prairie, Minnesota (the “Minnesota Liberty Lease”), Seller shall remove all furniture, fixtures and equipment that it desires to remove prior to its surrender of such premises and any remaining furniture, fixtures and equipment shall be available for Buyer’s use and shall be included in this sale and purchase transaction.  Any provision of the Liberty Leases to the contrary notwithstanding, each of the Liberty Leases shall terminate on the date immediately prior to the date of Settlement, except for the lease for 750 Park of Commerce.  Upon such termination, Seller will remove its excluded personal property in accordance with the terms of the Liberty Leases and surrender the leased premises in broom-clean condition, free of trash and debris, but Seller will not be obligated to remove such personal property as Seller elects to leave in the leased premises in its sole discretion or any leasehold improvements, trade fixtures, wiring or cabling.  The provisions of this paragraph shall survive Settlement.

22.       SNDAs; Association Estoppels; REA Estoppels.

(a)                                 Seller will cooperate with Buyer’s efforts to obtain from tenants a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in the form requested by Buyer’s lender.  Seller’s cooperation will be limited to sending out the requested SNDA to the applicable tenants with contact information for Buyer or Buyer’s lender, and Seller shall have no obligation or responsibility to obtain executed SNDA’s from any tenant or participate in the negotiation of the SNDA.

(b)                                 Seller shall, upon Buyer’s request, deliver to each Owners’ Association or Declarant relating to any Real Property a commercially reasonable estoppel certificate (each, an “Association Estoppel”), in a form prepared by Buyer, in connection with the transactions contemplated by this Agreement and request execution thereof by such Owner’s Association or Declarant.  Seller covenants to deliver copies of any Association Estoppel it receives to Buyer

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promptly upon receipt thereof.  Except with respect to the Great Valley Owners’ Association, Inc. and the Legacy Park Property Owners Association, Inc., Seller shall, at no cost to Seller, cooperate with Buyer to (i) cause any officer or director of any Owners’ Association or related board that is Seller or a representative of Seller or the Real Property, if any, to resign his or her position as an officer, board member or director with respect to the applicable Real Property, effective upon Settlement, (ii) execute or facilitate any documents or instruments required under the Owners’ Association Document or Declaration or otherwise in order to assign all of Seller’s (or any of its affiliate’s) interest as developer, declarant or other similar entity, if any, under the Owners’ Association Document or Declaration with respect to the Real Property and (iii) endeavor to facilitate the appointment of Buyer’s (or its designee’s) representatives, effective upon Settlement,  as replacement officers or directors to the extent permitted under the applicable Owners’ Association Document or Declaration.  With respect to the Great Valley Owner’s Association, prior to Settlement, Seller agrees to designate one (1) board seat to a designee selected by Buyer.

(c)                                  Seller shall, upon Buyer’s request, deliver to each counterparty to any reciprocal easement or other easement or similar agreement affecting the any portion of the Real Property a commercially reasonable estoppel certificate (an “REA Estoppel”), in form prepared by Buyer, and request execution thereof by such counterparty.  Seller covenants to deliver copies of any REA Estoppel it receives to Buyer promptly upon receipt thereof.

(d)                                 Notwithstanding anything to the contrary set forth in this Section 22:

(i)                                     In the event Seller or an affiliate of Seller manages or controls an Owners’ Association or is the declarant under any agreement affecting any portion of the Real Property, Seller shall cause such Owners’ Association or declarant, as the case may be, to execute and deliver prior to Settlement an Association Estoppel in a form prepared by Buyer and reasonably satisfactory to Seller; and

(ii)                                  In the event Seller or an affiliate of Seller is the declarant or a party to any reciprocal easement or other easement or similar agreement affecting any portion of the Real Property, Seller shall execute and deliver prior to Settlement or cause its affiliate to execute and deliver at Settlement an REA Estoppel in a form prepared by Buyer and reasonably satisfactory to Seller.

23.       Provisions Regarding Energy Management Systems, Electricity Consultant Contract, Electricity Supply Contracts and Telecommunications Licensing Agreements.

(a)                                 The buildings at 2 West Liberty Boulevard and 7 Great Valley Parkway, Malvern, Pennsylvania, and 1200 Liberty Ridge Drive, Wayne, Pennsylvania (the “PECO DOE Project Buildings”) contain building systems for HVAC, lighting and metering that are part of, and provide remote monitoring, control and operation to and over, Seller’s private access network (“Seller’s Network”).  Prior to Settlement, Seller shall enter into a contract in form and substance reasonably satisfactory to Seller and Buyer with Exp (the “Exp Contract”) to decommission and remove the PECO DOE Project Buildings from Seller’s Network and to substitute therefor and make operational a stand-alone building system which is capable of providing remote monitoring, control and operation access over Buyer’s new internet service and

30

web IP Address.  Work (other than design work) under the Exp Contract shall commence promptly after the Effective Date.  Until the work under the Exp Contract is completed and remote monitoring, control and operational access over Buyer’s new internet service and web IP Address is available, Seller shall provide Buyer and tenants with the ability to access Seller’s Network to provide such monitoring, control and operational access; provided that such access to Seller’s Network shall be disconnected on the earlier of (i) sixty (60) days from the date remote monitoring, control and access is available for connection to a new internet service and web IP Address, or (ii) the date remote monitoring, control and access is connected to Buyer’s new internet service and web IP Address.  Seller shall pay all sums due under the Exp Contract for work performed prior to Settlement, if any, and, in the event that any such work remains unfinished at Settlement, Seller shall credit Buyer at Settlement in the amount of all sums remaining to be paid under the Exp Contract and Buyer shall assume Seller’s obligations under the Exp Contract at Settlement.  Prior to or promptly after Settlement, Buyer shall order such new internet service and web IP Address.  Buyer shall cooperate with Seller and Exp in order to provide access to Buyer’s new internet service and web IP Address as promptly as possible.

(b)                                 The buildings listed on Schedule 23(b) attached hereto presently contain stand-alone systems that provide remote monitoring over Seller’s Network.  Prior to Settlement, Seller will, at its sole cost and expense, remove its energy use monitoring equipment (but not the overall system) from such buildings, which equipment is included in Exhibit “A-5” of this Agreement as Excluded Personal Property.  Prior to or promptly after Settlement, Buyer shall promptly order new internet service and web IP Address.  After Settlement, Seller shall provide Buyer and tenants with the ability to access Seller’s Network to provide remote monitoring access; provided that access to Seller’s Network shall be disconnected on the earlier of (i) thirty (30) days after Settlement, or (ii) the date such buildings have remote monitoring access to Buyer’s new internet service and web IP Address.

(c)                                  The electricity consulting contract with respect to the Property (the “Epex Contract”) between Seller and its electricity consultant, Epex (“Epex”), will be assigned to and assumed by Buyer at Settlement and is included in Schedule 5(a)(i) of this Agreement as a Surviving Agreement.

(d)                                 To the extent applicable to the Property, Seller’s multi-year electricity supply contracts (the “Electricity Supply Contracts”) will be assigned to and assumed by Buyer at Settlement and are included in Schedule 5(a)(i) of this Agreement as Surviving Agreements.  To the extent the Electricity Supply Contracts cover other properties owned by Seller, such other properties will be removed from the Electricity Supply Contracts at no expense to Buyer at or promptly after Settlement.  If such other properties are not removed from the Electricity Supply Contracts until after Settlement, charges due under the Electricity Supply Contracts between Settlement and the execution of contracts or amendments thereto removing such other properties therefrom shall be equitably adjusted between the parties and paid by Buyer to Seller within ten (10) days after receipt of invoice therefor.  Buyer and Seller shall cooperate with each other and the utility companies in order to expedite the execution of documents necessary for the Electricity Supply Contracts to be assumed by Buyer.  Buyer understands that there may be credit qualifications required by the utility companies and suppliers under the Electricity Supply Contracts as a condition of Buyer’s assumption thereof and agrees to satisfy such credit qualifications, if necessary, in connection with the assumption of

31

the Electricity Supply Contracts by Buyer.  Epex, under the Epex Contract, will coordinate the required documentation in connection with the assignment and assumption of the Electricity Supply Contracts.

(e)                                  The provisions of this Section 23 shall survive Settlement.

24. [***]

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25.       [***]

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26.       Provisions Regarding Pending Development at Monarch Lakes, Miramar, Florida.  LPLP has obtained the permits and approvals set forth on Schedule 26 attached hereto (the “Monarch Lakes Permits and Approvals”) with respect to the construction of an approximately 104,500 square foot building and related site improvements (the “Monarch Lakes Improvements”) on an approximately 5.23 acre portion of the Florida Real Property known as 3100 S.W. 145th Avenue, Miramar, Florida (“Monarch Lakes”).  Seller represents and warrants to Buyer that Seller has not received any written notice revoking or threatening to revoke any of the Monarch Lakes Permits and Approvals.  Construction of the Monarch Lakes Improvements has not yet commenced.  At the time of Settlement, LPLP shall assign to Buyer all of LPLP’s right, title and interest in the Monarch Lakes Permit and Approvals.  Following Settlement, Seller shall, at no cost to Seller, execute and deliver to Buyer such additional documents of assignment and transfer as may be necessary to comply with any requirements of any governmental authority having jurisdiction with respect to the assignment or transfer of the Monarch Lakes Permits and Approvals.  The provisions of this Section 26 shall survive Settlement.

34

27.       Bulk Sales and Taxes.

(a)                                 The parties acknowledge that certain taxes which may be due by Malvern and Stoneridge to the Commonwealth of Pennsylvania as of the Settlement may become the obligation of Buyer pursuant to Act of May 25, 1939, P.L. 189, 69 P.S. Section 529, the Act of May 29, 1951, P.L. 508, 72 P.S. Section 1403(a), and the Act of March 4, 1971, P.L. 6, No. 2, 72 P.S. Section 7240 and their respective amendments (“PA Bulk Sales Law”).  Accordingly, Seller hereby covenants to pay or cause to be paid, on a timely basis, all tax obligations of Malvern and Stoneridge, including but not limited to any tax withholding obligations that could become a liability of Buyer pursuant to the PA Bulk Sales Law.  Seller hereby agrees to indemnify and to protect, defend, and hold Buyer harmless from and against any and all claims, losses, damages, costs, and expenses (including reasonable attorneys’ fees, charges, and disbursements) incurred by Buyer by reason of Seller’s failure to pay such taxes when due.  Such indemnification obligation shall expire on the earlier to occur of (a) Seller’s payment of such taxes and evidence substantiating same or, (b) Seller’s delivery to Buyer of a certificate from the applicable governmental authority evidencing compliance with the notice and payment requirements of the PA Bulk Sales Law.

(b)                                 Seller represents and warrants to Buyer that Seller has paid all municipal privilege license (sales) taxes and county transaction privilege taxes due by reason of the rental income received by Seller under Leases relating to the Arizona Real Property.

(c)                                  With respect to the Arizona Real Property, on or before Settlement, Seller shall provide Buyer with a good standing letter from the municipality in which the Property is located and from the State Department of Revenue (the “Department”) pursuant to ARS § 42-1110, showing whether any municipal privilege license (sales) or county transaction privilege taxes, as applicable, relating to the Arizona Real Property are due as shown on the municipality or the Department’s records.  If any such taxes are due, Escrow Agent shall withhold from the Purchase Price proceeds otherwise payable to Seller an amount sufficient to cover the taxes required to be paid, and interest or penalties due and payable, and remit the same immediately upon Settlement to such municipality or the Department, as applicable.  In addition, Seller shall, within fifteen (15) days following Settlement, file with such municipality or the Department, as applicable, a final privilege license (sales) tax or final county transaction privilege tax return with respect to the Arizona Real Property and make appropriate payment for privilege license (sales) tax or county transaction privilege tax with respect to the Arizona Real Property as required by applicable law, for tax liabilities arising from transactions occurring prior to Settlement.  Seller shall furnish Buyer with a copy of such final return(s).

(d)                                 Seller’s covenants and obligations set forth in this Section 27 shall survive the Settlement and shall not merge into the Deed.

28.       Radon.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

35

29.       [***]

[SIGNATURES ON FOLLOWING PAGES]

36

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed on the date(s) specified below.

Date: July 22, 2016	SELLER:

LIBERTY PROPERTY LIMITED PARTNERSHIP
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ William P. Hankowsky
		Name:	William P. Hankowsky
		Title:	Chairman, President and CEO

LIBERTY COTTON CENTER, LLC
	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ William P. Hankowsky
		Name:	William P. Hankowsky
		Title:	Chairman, President and CEO

LP MALVERN LIMITED PARTNERSHIP
	By:	40 Liberty Boulevard, LLC, its sole general partner
	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ William P. Hankowsky
		Name:	William P. Hankowsky
		Title:	Chairman, President and CEO

[Seller Signatures Continue on Next Page]

37

LIBERTY STONERIDGE, LLC
By:	Liberty Property Limited Partnership, its sole member
By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
	Name:	Michael T. Hagan
	Title:	Executive Vice President and Chief Investment Officer

By:	/s/ William P. Hankowsky
	Name:	William P. Hankowsky
	Title:	Chairman, President and CEO

38

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed on the date(s) specified below.

Date: July 22, 2016	BUYER:

WPT LAND 2 LP

	By:	WPT Land 2 GP LLC, its general partner

	By:	/s/ Thomas A. Rizk
		Name:	Thomas A. Rizk
		Title:	CEO

39

Escrow Agent hereby joins in the execution of this Agreement for the purposes of acknowledging receipt of the Deposit Money and agreeing to hold the Deposit in accordance with the terms of this Agreement.

Date: July 22, 2016	LAND SERVICES USA, INC.

	By:	/s/ Andrea Connors
		Name:	Andrea Connors
		Title:	Senior Vice President

40

EXHIBIT “A-1”

LIST OF ARIZONA REAL PROPERTY ADDRESSES

4207 E. Cotton Center Boulevard, Phoenix, Arizona

4217 E. Cotton Center Boulevard, Phoenix, Arizona

4303 E. Cotton Center Boulevard, Phoenix, Arizona

4313 E. Cotton Center Boulevard, Phoenix, Arizona

4405 E. Cotton Center Boulevard, Phoenix, Arizona

4410 E. Cotton Center Boulevard, Phoenix, Arizona

4415 E. Cotton Center Boulevard, Phoenix, Arizona

4425 E. Cotton Center Boulevard, Phoenix, Arizona

4435 E. Cotton Center Boulevard, Phoenix, Arizona

4500 E. Cotton Center Boulevard, Phoenix, Arizona

4550 S. 44th Street, Phoenix, Arizona

4610 S. 44th Street, Phoenix, Arizona

4750 S. 44th Place, Phoenix, Arizona

9801 S. 51st Street, Phoenix, Arizona

Cotton Center Land, Phoenix, Arizona:

Broadway Parcel — approximately 0.798 acres

Parcel 21 — approximately 3.726 acres

Parcel 15 — approximately 4.057 acres

Parcel 19 — approximately 7.355 acres

Parcel 12 — approximately 2.154 acres

A-1-1

EXHIBIT “A-1-A”

ARIZONA REAL PROPERTY LEGAL DESCRIPTIONS

Vesting Deed legal descriptions set forth in the Title Commitments with respect to the Arizona Real Property listed on Schedule 4, as same may have been modified in connection with subsequent development of the Arizona Real Property by Seller.

A-1-A-1

EXHIBIT “A-2”

LIST OF FLORIDA REAL PROPERTY ADDRESSES

Tampa Portfolio:

7702 Woodland Center Boulevard, Tampa, Florida

7725 Woodland Center Boulevard, Tampa, Florida

7802-50 Woodland Center Boulevard, Tampa, Florida

7851-61 Woodland Center Boulevard, Tampa, Florida

7852-98 Woodland Center Boulevard, Tampa, Florida

7920 Woodland Center Boulevard, Tampa, Florida

7930, 8010-20 Woodland Center Boulevard, Tampa, Florida

8001 Woodland Center Boulevard, Tampa, Florida

8102-42 Woodland Center Boulevard, Tampa, Florida

8152-98 Woodland Center Boulevard, Tampa, Florida

8202 Woodland Center Boulevard, Tampa, Florida

4502 Woodland Corporate Boulevard, Tampa, Florida

4503 Woodland Corporate Boulevard, Tampa, Florida

4505 Woodland Corporate Boulevard, Tampa, Florida

4508 Woodland Corporate Boulevard, Tampa, Florida

4511 Woodland Corporate Boulevard, Tampa, Florida

4630 Woodland Corporate Boulevard, Tampa, Florida

4631 Woodland Corporate Boulevard, Tampa, Florida

7624 Bald Cypress Place, Tampa, Florida

8900-34 Brittany Way, Tampa, Florida

9001-15 Brittany Way, Tampa, Florida

9002-36 Brittany Way, Tampa, Florida

111 Kelsey Lane, Tampa Florida

131 Kelsey Lane, Tampa Florida

150-82 Kelsey Lane, Tampa Florida

206-34 Kelsey Lane, Tampa Florida

501 US Highway 301 South, Tampa, Florida

701-25 US Highway 301 South, Tampa, Florida

901-33 US Highway 301 South, Tampa, Florida

8401-06 Benjamin Road (North), Tampa, Florida

3102, 3104, 3110 Cherry Palm, Tampa, Florida

9306-24 E. Broadway Avenue, Tampa, Florida

4520 Seedling Circle, Tampa, Florida

3020 US Highway 301 South, Riverview, Florida

A-2-1

South Florida:

951 Broken Sound Parkway, Boca Raton, Florida

750 Park of Commerce Boulevard, Boca Raton, Florida

777 West Yamato Road, Boca Raton, Florida

3400 Lakeside Drive, Miramar, Florida

3450 Lakeside Drive, Miramar, Florida

3100 S.W. 145th Avenue, Miramar, Florida

3350 S.W. 148th Avenue, Miramar, Florida

1301 International Parkway, Sunrise, Florida

13630 N.W. 8th Street, Sunrise, Florida

13650 N.W. 8th Street, Sunrise, Florida

13621 N.W. 12th Street, Sunrise, Florida

Monarch Land (approximately 8.58 acres), Miramar, Florida

A-2-2

EXHIBIT “A-2-A”

FLORIDA REAL PROPERTY LEGAL DESCRIPTIONS

Vesting Deed legal descriptions set forth in the Title Commitments with respect to the Florida Real Property listed on Schedule 4, as same may have been modified in connection with subsequent development of the Florida Real Property by Seller.

A-2-A-1

EXHIBIT “A-3”

LIST OF MINNESOTA REAL PROPERTY ADDRESSES

7695-99 Anagram Drive, Eden Prairie, Minnesota

8855 Columbine Road (E), Eden Prairie, Minnesota

8911 Columbine Road (B2), Eden Prairie, Minnesota

8939 Columbine Road, Eden Prairie, Minnesota

8967 Columbine Road, Eden Prairie, Minnesota

8995 Columbine Road (B1), Eden Prairie, Minnesota

9023 Columbine Road, Eden Prairie, Minnesota

7800 Equitable Drive, Eden Prairie, Minnesota

7905 Fuller Road, Eden Prairie, Minnesota

7615 Smetana Lane, Eden Prairie, Minnesota

7625 Smetana Lane, Eden Prairie, Minnesota

10400 Viking Drive, Eden Prairie, Minnesota

6161 American Boulevard, Bloomington, Minnesota

10801 Nesbitt Avenue South, Bloomington, Minnesota

5705 Old Shakopee Road, Bloomington, Minnesota

5715 Old Shakopee Road, Bloomington, Minnesota

5735 Old Shakopee Road, Bloomington, Minnesota

5775 W. Shakopee Road, Bloomington, Minnesota

6601-25 W. 78th Street, Bloomington, Minnesota

A-3-1

EXHIBIT “A-3-A”

MINNESOTA REAL PROPERTY LEGAL DESCRIPTIONS

Vesting Deed legal descriptions set forth in the Title Commitments with respect to the Minnesota Real Property listed on Schedule 4, as same may have been modified in connection with subsequent development of the Minnesota Real Property by Seller.

A-3-A-1

EXHIBIT “A-4”

LIST OF PENNSYLVANIA REAL PROPERTY ADDRESSES

1 Country View Road, Malvern, Pennsylvania

3 Country View Road, Malvern, Pennsylvania

1 Great Valley Parkway, Malvern, Pennsylvania

5 Great Valley Parkway, Malvern, Pennsylvania

7 Great Valley Parkway, Malvern, Pennsylvania

27-43 Great Valley Parkway, Malvern, Pennsylvania

30 Great Valley Parkway, Malvern, Pennsylvania

45-67 Great Valley Parkway, Malvern, Pennsylvania

75 Great Valley Parkway, Malvern, Pennsylvania

77-123 Great Valley Parkway, Malvern, Pennsylvania

155 Great Valley Parkway, Malvern, Pennsylvania

257-75 Great Valley Parkway, Malvern, Pennsylvania

277-93 Great Valley Parkway, Malvern, Pennsylvania

420-500 Lapp Road, Malvern, Pennsylvania

508 Lapp Road, Malvern, Pennsylvania

510 Lapp Road, Malvern, Pennsylvania

40 Liberty Boulevard, Malvern, Pennsylvania

2 W. Liberty Boulevard, Malvern, Pennsylvania

333 Phoenixville Pike, Malvern, Pennsylvania

180 Sheree Boulevard, Exton, Pennsylvania

300 Technology Drive, Malvern, Pennsylvania

425 Technology Drive, Malvern, Pennsylvania

20 Valley Stream Parkway, Malvern, Pennsylvania

40 Valley Stream Parkway, Malvern, Pennsylvania

50 Valley Stream Parkway, Malvern, Pennsylvania

55 Valley Stream Parkway, Malvern, Pennsylvania

65 Valley Stream Parkway, Malvern, Pennsylvania

1200 Liberty Ridge Drive, Wayne, Pennsylvania

1400 Liberty Ridge Drive, Wayne, Pennsylvania

1500, 1550 Liberty Ridge Drive, Wayne, Pennsylvania

A-4-1

EXHIBIT “A-4-A”

PENNSYLVANIA REAL PROPERTY LEGAL DESCRIPTIONS

Vesting Deed legal descriptions set forth in the Title Commitments with respect to the Pennsylvania Real Property listed on Schedule 4, as same may have been modified in connection with subsequent development of the Pennsylvania Real Property by Seller.

A-4-A-1

EXHIBIT “A-5”

EXCLUDED PERSONAL PROPERTY

Property	Excluded Personal Property

4410 E Cotton Center Blvd	NONE

4750 S 44th Place	NONE

4435 E Cotton Center Blvd	NONE

4207 E Cotton Center Blvd	NONE

4217 E Cotton Center Blvd	NONE

4425 E Cotton Center Blvd	NONE

4415 E Cotton Center Blvd	NONE

4405 E Cotton Center Blvd	NONE

4313 E Cotton Center Blvd	NONE

4303 E Cotton Center Blvd	NONE

4610 S 44th Street	NONE

4550 S 44th Street	NONE

4500 E. Cotton Center Blvd.	NONE

9801 South 51st St	NONE

Cotton Center Land
Broadway Parcel – approximately 0.798 acres	NONE
Parcel 21 – approximately 3.726 acres	NONE
Parcel 15 – approximately 4.057 acres	NONE
Parcel 19 – approximately 7.355 acres	NONE
Parcel 12 – approximately 2.154 acres	NONE

Exhibit “A-5”

Excluded Personal Property

Tampa, FL Properties

Property	Excluded Personal Property

7702 Woodland Center Boulevard	NONE

7725 Woodland Center Boulevard	NONE

7802-50 Woodland Center Boulevard	NONE

7851-61 Woodland Center Boulevard	NONE

7852-98 Woodland Center Boulevard	NONE

7920 Woodland Center Boulevard	NONE

7930, 8010-20 Woodland Center Boulevard	NONE

8001 Woodland Center Boulevard	NONE

8102-42 Woodland Center Boulevard	NONE

8152-98 Woodland Center Boulevard	NONE

8202 Woodland Center Boulevard	NONE

4502 Woodland Corporate Boulevard	NONE

4503 Woodland Corporate Boulevard	NONE

4505 Woodland Corporate Boulevard	NONE

4508 Woodland Corporate Boulevard	NONE

4511 Woodland Corporate Boulevard	NONE

4630 Woodland Corporate Boulevard	NONE

4631 Woodland Corporate Boulevard	two (2) Liberty Leasing Signs located on Waters Avenue in front of building - one at the Woodland Center Boulevard entrance and the other at the Woodland Corporate Boulevard entrance

7624 Bald Cypress Place	NONE

8900-34 Brittany Way	NONE

9001-15 Brittany Way	NONE

9002-36 Brittany Way	NONE

111 Kelsey Lane	NONE

131 Kelsey Lane	NONE

150-82 Kelsey Lane	NONE

206-34 Kelsey Lane	NONE

501 US Highway 301 South	Liberty Leasing Sign located on US Highway 301 in front of building

701-25 US Highway 301 South	Liberty Leasing Sign located on US Highway 301 in front of building

901-33 US Highway 301 South	NONE

8401-06 Benjamin Road (North)	two (2) Liberty Leasing Signs located on Waters Avenue in front of building

3102, 3104, 3110 Cherry Palm	Liberty Leasing Sign located in front of building at the corner of Cherry Palm and Broadway Avenue

9306-24 E. Broadway Avenue	NONE

4520 Seedling Circle	NONE

3020 US Highway 301 South	Liberty Leasing Sign located on US Highway 301 in front of building

Exhibit “A-5”

Excluded Personal Property

South Florida Properties

951 Broken Sound Parkway	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

750 Park of Commerce Boulevard	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

777 West Yamato Road	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

3400 Lakeside Drive	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

3450 Lakeside Drive	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

3100 S.W. 145th Avenue	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

3350 S.W. 148th Avenue	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

1301 International Parkway	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

13630 N.W. 8th Street	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

13650 N.W. 8th Street	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

13621 N.W. 12th Street	Liberty Marketing Sign - located on property
Any marketing staging items - easels, folding tables, table cloths, mini fridges, floral arrangements

Monarch Land (approximately 8.58 acres)	NONE

Exhibit “A-5”

Excluded Personal Property

Minnesota Properties

Property	Excluded Personal Property

7695-99 Anagram Drive	NONE

8855 Columbine Road €	NONE

8911 Columbine Road (B2)	NONE

8939 Columbine Road	NONE

8967 Columbine Road	NONE

8995 Columbine Road (B1)	NONE

9023 Columbine Road	NONE

7800 Equitable Drive	NONE

7905 Fuller Road	NONE

7615 Smetana Lane	NONE

7625 Smetana Lane	NONE

10400 Viking Drive	NONE

6161 American Boulevard	NONE

10801 Nesbitt Avenue South	NONE

5705 Old Shakopee Road	NONE

5715 Old Shakopee Road	NONE

5735 Old Shakopee Road	NONE

5775 W. Shakopee Road	NONE

6601-25 W. 78th Street	NONE

Exhibit “A-5”

Excluded Personal Property

Pennsylvania – GVCC and 180 Sheree Boulevard Properties

Property	Excluded Personal Property

1 Country View Road	NONE

3 Country View Road	NONE

1 Great Valley Parkway	NONE

5 Great Valley Parkway	NONE

7 Great Valley Parkway	BWAN Equipment (to be removed post-closing)

27-43 Great Valley Parkway	NONE

30 Great Valley Parkway	NONE

45-67 Great Valley Parkway	NONE

75 Great Valley Parkway	NONE

77-123 Great Valley Parkway	NONE

155 Great Valley Parkway	NONE

257-75 Great Valley Parkway	NONE

277-93 Great Valley Parkway	NONE

420-500 Lapp Road	NONE

508 Lapp Road	NONE

510 Lapp Road	NONE

40 Liberty Boulevard	NONE

2 W. Liberty Boulevard	BWAN Equipment (to be removed post-closing)

333 Phoenixville Pike	NONE

180 Sheree Boulevard	NONE

300 Technology Drive	NONE

425 Technology Drive	NONE

20 Valley Stream Parkway	NONE

40 Valley Stream Parkway	NONE

50 Valley Stream Parkway	NONE

55 Valley Stream Parkway	NONE

65 Valley Stream Parkway	NONE

Exhibit “A-5”

Excluded Personal Property

Pennsylvania – Liberty Ridge Properties

Property	Excluded Personal Property

1200 Liberty Ridge Drive	BWAN Equipment (to be removed post-closing)

1400 Liberty Ridge Drive	NONE

150, 1550 Liberty Ridge Drive	NONE

EXHIBIT “B”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Exhibit A hereto, (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Tenant”), hereby certifies that it is the lessee under the Lease.  Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the “Landlord”) and to any and all prospective purchasers (the “Purchasers”) and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments, and their respective successors and assigns (collectively the “Mortgagees”) that as of the date hereof:

1.                                      The information set forth in Exhibit A hereto is true and correct;

2.                                      Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

3.                                      All material conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

4.                                      Tenant has not received any notice of default or breach under the Lease Documents, and, to Tenant’s knowledge, Tenant is not in default or in breach under the Lease Documents and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default or a breach by Tenant under the Lease Documents;

5.                                      Tenant has not paid any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease;

6.                                      To Tenant’s knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

7.                                      Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

8.                                      No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

A-5-1

9.                                      The undersigned has the authority to execute and deliver this Certificate on behalf of the Tenant and acknowledges that all Purchasers shall rely on this estoppel certificate in purchasing the property and all Mortgagees shall rely upon this estoppel certificate in extending credit to Landlord or Landlord’s successors in interest; and

10.                               This Tenant Estoppel Certificate will be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and will inure to the benefit of Landlord and all Purchasers and Mortgagees.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Tenant has duly executed this Certificate this         day of                                                      , 20  .

(Name of Tenant)

By:
Name:
Title:

B-2

EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.                                    Date of Lease:

B.                                    Parties:

1.                                      Landlord:

2.                                      Tenant d/b/a:

C.                                    Premises known as:

D.                                    Modifications, Assignments, Supplements or Amendments to Lease:

E.                                     Commencement Date:

F.                                      Expiration of Current Term:

G.                                    Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.                                   Security Deposit Paid to Landlord:  $

I.                                        Current Fixed Minimum Rent (Annualized):  $

J.                                        Current Additional Rent (and if applicable, Percentage Rent) (Annualized):                             $

K.                                    Current Total Rent:  $

L.                                     Square Feet Demised:

A-5-1

EXHIBIT “C”

SELLER ESTOPPEL CERTIFICATE

Please refer to the documents described in Exhibit A hereto (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Landlord”), hereby certifies that it is the landlord under the Lease, and that the Tenant is                       (“Tenant”).  Landlord hereby further acknowledges that the Lease is being assigned to a purchaser, and certifies on behalf of Tenant both to                           (“Purchaser”), and any mortgagee in connection with the financing of the property (“Mortgagee”), that to the best of Landlord’s knowledge, as of the date hereof:

1.                                      The information set forth in Exhibit A hereto is true and correct;

2.                                      Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

3.                                      All material conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

4.                                      Landlord has not sent Tenant any notice of default under the Lease Documents which remains uncured;

5.                                      Landlord has not received from Tenant any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease;

6.                                      Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

7.                                      The undersigned acknowledges that Purchaser shall rely on this estoppel certificate in purchasing the property and all Mortgagees shall rely upon this estoppel certificate in extending credit to Purchaser or Purchaser’s successors in interest; and

8.                                      This Seller Estoppel Certificate will be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and will inure to the benefit of Purchaser and Mortgagee, until the earlier of (a) the date that an

Estoppel Certificate from Tenant is delivered to Purchaser and Mortgagee, or (b)       months from the date hereof.

IN WITNESS WHEREOF, Landlord has duly executed this Certificate as of the          day of                                       , 20  .

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole general partner

By:
Name:
Title:

EXHIBIT A TO SELLER ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms, and Current Status

A.                                    Date of Lease:

B.                                    Parties

1. Landlord:                             LIBERTY PROPERTY LIMITED PARTNERSHIP

2.  Tenant d/b/a:

C.                                    Premises known as:

D.                                    Modifications, Assignments, Supplements, or Amendments to Lease:

E.                                     Commencement Date:

F.                                      Expiration of Current Term:

G.                                    Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.                                   Security Deposit Paid to Landlord:  $

I.                                        Current Fixed Minimum Rent (Annualized):  $

J.                                        Current Additional Rent (and if applicable, Percentage Rent) (Annualized):  $

K.                                    Current Total Rent (Annualized):  $

L.                                     Square Feet Demised:

EXHIBIT “D”

FORMS OF DEEDS

FORM OF ARIZONA DEED

WHEN RECORDED RETURN TO:

SPECIAL WARRANTY DEED

(Arizona)

For consideration of TEN AND NO/100 DOLLARS, and other valuable considerations, [LIBERTY PROPERTY LIMITED PARTNERSHIP or LIBERTY COTTON CENTER, LLC], a [Pennsylvania limited partnership][Delaware limited liability company], the GRANTOR herein, does hereby convey to                                            , a                                          , the GRANTEE herein, all of Grantor’s right, title and interest in and to the following described real property situated in Maricopa County, Arizona, described on Exhibit “A” attached hereto and incorporated herein by this reference, together with all improvements located thereon and all easements, rights of way, entitlements or other rights appurtenant thereto.

SUBJECT TO:  All matters set forth in Exhibit “B” attached hereto and incorporated herein by this reference.

And the Grantor binds itself and its successors to warrant the title against only Grantor’s acts and none other, subject to the matters above set forth.

[signature page follows]

DATED, this        day of                                       , 2016.

GRANTOR:
[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership
	By:	Liberty Property Trust, its sole general partner

OR

LIBERTY COTTON CENTER, LLC,
a Delaware limited liability company]
	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA	:
: SS
COUNTY OF CHESTER	:

The foregoing instrument was acknowledged before me this          day of                                    , 2016, by                                      , the                                           of Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership [the sole member of Liberty Cotton Center, LLC, a Delaware limited liability company], on behalf of the [limited partnership OR limited liability company].

Notary Public

My Commission expires:

EXHIBIT “A”

LEGAL DESCRIPTIONS (attached)

EXHIBIT “B”

PERMITTED ENCUMBRANCES

1.             The lien of taxes and assessments for the current year, not yet due and payable.

2.             Matters that would be shown by an accurate survey and inspection of the property.

3.             All covenants, restrictions, conditions, easements, reservations, rights-of-way, and other matters of record, to the extent valid, subsisting and enforceable.

FORM OF FLORIDA DEED

Prepared by:

Richard W. Kessler, Esq.

Schnader Harrison Segal & Lewis LLP

1600 Market Street, Suite 3600

Philadelphia, PA 19103

After Recording Return to:

Land Services, USA, Inc.

602 East Baltimore Pike, Suite 100

Media, PA  19063

Attn:  Karen Lee

Tax Identification Nos.:    See Schedule A attached hereto and made a part hereof

SPECIAL WARRANTY DEED
(Florida)

THIS SPECIAL WARRANTY DEED made this                day of                                 , 2016, effective the          day of                               , 2016, by LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, doing business in Florida as Pennsylvania Liberty Property Limited Partnership, whose post office address is 500 Chesterfield Parkway, Malvern, Pennsylvania 19355  (hereinafter called “Grantor”), to                                             , a                                         , whose post office address is                                                              (hereinafter called “Grantee”) (wherever used herein, the terms “Grantor” and “Grantee” include the respective parties to this instrument and their respective successors and assigns).

W I T N E S S E T H :

THAT Grantor, for and in consideration of the sum of $                                       , to it in hand paid by Grantee and other good and valuable consideration, the receipt whereof is hereby acknowledged, hereby grants, bargains and sells to Grantee and Grantee’s successors and assigns forever, the following land, situate, lying and being in                                   County, Florida, to wit:

See Exhibit “A” attached hereto and made a part hereof.

TOGETHER with all  the tenements, hereditaments and appurtenances thereto belonging or appertaining.

SUBJECT to the matters set forth on Exhibit “B” attached hereto and made a part hereof (collectively, the “Permitted Encumbrances”).

And the said Grantor does hereby warrant the title to said land, and will defend the same against the lawful claims of all persons claiming by, through or under the said Grantor, subject to the Permitted Encumbrances.

[signature page follows]

IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal the day and year first above written.

Signed, sealed and delivered
in the presence of:		Liberty Property Limited Partnership,
a Pennsylvania limited partnership, doing business
in Florida as Pennsylvania Liberty Property
Limited Partnership

		By:	Liberty Property Trust, a Maryland real estate investment trust, its sole general partner

By:
Witness				Name:
Print Name:				Title:

Witness
Print Name:

COMMONWEALTH OF PENNSYLVANIA	)
ss:
COUNTY OF CHESTER	)

ON THIS, the      day of                                            , 2016, before me, the undersigned officer, a Notary Public in and for the State and County stated above, personally appeared                                                                                                                                    , who acknowledged himself to be a/the                                                                                    of Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership, doing business in Florida as Pennsylvania Liberty Property Limited Partnership, and that he in such capacity, being authorized to do so, executed the within instrument for the uses and purposes therein contained by signing his name in such capacity on behalf of said real estate investment trust as the sole general partner of said limited partnership.

WITNESS my hand and notarial seal as of the day and year first above written.

Notary Public
My Commission Expires:

SCHEDULE A

Tax Identification No.	Property Reference (for informational purposes only)

EXHIBIT “A”

LEGAL DESCRIPTIONS (attached)

EXHIBIT “B”

PERMITTED ENCUMBRANCES

1.             The lien of taxes and assessments for the current year, not yet due and payable.

2.             Matters that would be shown by an accurate survey and inspection of the property.

3.             All covenants, restrictions, conditions, easements, reservations, rights-of-way, and other matters of record, to the extent valid, subsisting and enforceable.

FORM OF MINNESOTA DEED

LIMITED WARRANTY DEED	Minnesota Uniform Conveyancing Blanks
Business Entity to Business Entity	Form 10.2.9 (2013)

eCRV number:

DEED TAX DUE: $	DATE: , 2016
EFFECTIVE: , 2016

FOR VALUABLE CONSIDERATION, Liberty Property Limited Partnership, a Pennsylvania limited partnership, Grantor, hereby conveys and quit claims to                         , a                      , Grantee, real property in             County, Minnesota, known as and situate at the addresses set forth on Exhibit “A” attached hereto and made a part hereof and as fully described on Exhibit “B” attached hereto and made a part hereof, together with all hereditaments and appurtenances belonging thereto.  This Deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the property EXCEPT:  See “Permitted Encumbrances” on attached Exhibit “C”.

Check here if part or all of the land is Registered (Torrens) ☐

Check box if applicable:

☒	The Grantor certifies that the Grantor does not know of any wells on the described real property.
☐	A well disclosure certificate accompanies this document.
☐

I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

[signature page follows]

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership
	By:	Liberty Property Trust, a Maryland real estate investment trust
	Its:	Sole General Partner

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA		)
) ss.
COUNTY OF CHESTER		)

The foregoing instrument was acknowledged before me on                                              , 2016 by                                                      , the                                                               of Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership, on behalf of the limited partnership.

NOTARY STAMP OR SEAL (OR OTHER TITLE OR RANK)
SIGNATURE OF NOTARY PUBLIC

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS): Richard W. Kessler, Esq. Schnader Harrison Segal & Lewis LLP 1600 Market Street, Suite 3600 Philadelphia, PA 19103	Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):

EXHIBIT “A”

PROPERTY ADDRESSES

EXHIBIT “B”

LEGAL DESCRIPTIONS (attached)

EXHIBIT “C”

PERMITTED ENCUMBRANCES

1.             The lien of taxes and assessments for the current year, not yet due and payable.

2.             Matters that would be shown by an accurate survey and inspection of the property.

3.             All covenants, restrictions, conditions, easements, reservations, rights-of-way, and other matters of record, to the extent valid, subsisting and enforceable.

FORM OF PENNSYLVANIA DEED

PREPARED BY:

Richard W. Kessler, Esq.

Schnader Harrison Segal & Lewis LLP

1600 Market Street, Suite 3600

Philadelphia, PA 19103

215-751-2037

AFTER RECORDING RETURN TO:

Land Services USA, Inc.

602 East Baltimore Pike, Suite 100

Media, PA  19063

Attn:  Karen Lee

Tax  Parcel No./Address:

Properties in Chester County as set forth on Schedule 1 attached hereto and made a part hereof.

FEE SIMPLE DEED OF SPECIAL WARRANTY
(Pennsylvania)

THIS INDENTURE dated the         day of                                 , 2016, effective the          day of                                  , 2016, by [LIBERTY PROPERTY LIMITED PARTNERSHIP OR LP MALVERN LIMITED PARTNERSHIP, a Pennsylvania limited partnership, OR LIBERTY STONERIDGE, LLC, a Delaware limited liability company], a                                         (“Grantor”), to                                           , a                                         (“Grantee”).

WITNESSETH, that the said Grantor, for and in consideration of the sum of $                       , lawful money of the United States of America unto it well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, released and confirmed, and by these presents does grant, bargain and sell, release and confirm unto the said Grantee, its successors and assigns, all those certain premises situate in Chester County, Pennsylvania, as described on Exhibit “A” attached hereto and made a part hereof (the “Property”).

TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted premises belonging or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of the said Grantor, as well at law as in equity, of, in, and to the same.

TO HAVE AND TO HOLD the said Property, together with the buildings and improvements thereon erected, with the hereditaments and premises hereby granted, or mentioned, and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns, forever.

UNDER AND SUBJECT to all covenants, conditions, easements, restrictions, rights-of-way and other matters of record, to the extent valid, subsisting and enforceable (the “Permitted Encumbrances”).

AND the said Grantor, for itself and its successors and assigns, does covenant, promise and agree, to and with the said Grantee, its successors and assigns, by these presents, that it, the said Grantor, and its successors, all and singular the hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against the said Grantor and its successors, and against all and every person and persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them, or any of them, shall and will, SUBJECT to the Permitted Encumbrances as aforesaid, specially WARRANT and forever DEFEND.

[signature page follows]

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed as of the day and year first above written.

[LIBERTY PROPERTY LIMITED PARTNERSHIP,
a Pennsylvania limited partnership]
By:	Liberty Property Trust, its sole general partner

OR

LP MALVERN LIMITED PARTNERSHIP, a
Pennsylvania limited partnership
By:	Liberty Property Limited Partnership, its
sole general partner
By:	Liberty Property Trust, its sole general partner

OR

LIBERTY STONERIDGE, LLC, a Delaware limited
liability company
By:	Liberty Property Limited Partnership, its sole
member
By:	Liberty Property Trust, its sole general partner]

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA	:
:
COUNTY OF CHESTER	:

On                                         , 2016, before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared                                                              , who acknowledged that he is the                                      of Liberty Property Trust, a Maryland real estate investment trust, which is the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership [which is the sole general partner of LP Malvern Limited Partnership, a Pennsylvania limited partnership] [which is the sole member of Liberty Stoneridge, LLC, a Delaware limited liability company], and that he, being duly authorized to do so, executed the foregoing instrument on behalf of the                               by signing the name of the [limited partnership] [limited partnership by the limited partnership as its sole general partner] [limited liability company by the limited partnership as its sole member] by the trust as its sole general partner by himself as such officer.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

I hereby certify that the
address of the Grantee is:

for Grantee

SCHEDULE 1

Property Number	Property Address	Tax Parcel Numbers

EXHIBIT “A”

LEGAL DESCRIPTIONS (attached)

EXHIBIT “A-1”

PROPERTY RECITALS

EXHIBIT “E”

FORM OF BILL OF SALE

BILL OF SALE

                                                 , a                                                    (“Seller”), in consideration of the sum of One Dollar and other good and valuable consideration to it in hand paid by                                                       , a                                    (“Buyer”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell and convey unto Buyer all furniture, equipment, tools, supplies, machinery, energy management, telecommunication and life safety systems, appliances, leasing, monument and management signs and other personal property owned by Seller (collectively, the “Personal Property”) located in or on, or used exclusively in connection with the real property legally described on the attached Exhibit A other than the excluded personal property listed on the attached Exhibit A-1.

The Personal Property being sold by Seller to Buyer hereunder is sold and delivered “as is” without any representation or warranty by Seller as to the condition of such property.

Seller warrants that Seller owns the Personal Property and has not done or suffered anything to encumber the Personal Property.

TO HAVE AND TO HOLD THE SAME unto Buyer, its successors and assigns forever.

[The remainder of the page is intentionally left blank.]

IN WITNESS WHEREOF, Seller has caused these presents to be executed and delivered on and as of                                       , 2016.

, a
[By: Liberty Property Limited Partnership, its sole [general partner or member]]
By: Liberty Property Trust, its sole general partner

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTIONS

EXHIBIT A-1

EXCLUDED PERSONAL PROPERTY

EXHIBIT “F”

FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS AGREEMENT is made and entered into as of                                    , 2016 (the “Effective Date”), by and between                                    , a                                        (“Assignor”), and                                            , a                         (“Assignee”).

RECITALS:

A.            Pursuant to the terms of that certain Agreement of Sale and Purchase dated as of                           , 2016, between Assignor and certain affiliates of Assignor, as seller, and Assignee, as buyer, Assignor has, by documents of even date herewith, conveyed or caused to be conveyed to Assignee the real property described on Exhibit “A” attached hereto (the “Real Property”).

B.            The Real Property is leased by Assignor to various tenants under the leases listed on Exhibit “B” attached hereto and hereby made a part hereof (the “Leases”).

C.            Assignor desires to assign all of its right, title and interest under the Leases to Assignee, and Assignee desires to accept the assignment of the Leases and assume and agree to perform all obligations of Assignor under the Leases arising from and after the Effective Date, in accordance with their terms.

AGREEMENT:

NOW THEREFORE, in consideration of the sum of One Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.             Assignor hereby transfers, assigns and conveys to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Leases from and after the Effective Date.

2.             Assignee hereby accepts the assignment of the Assignor’s interest in the Leases, and hereby assumes and agrees to perform all of the obligations and liabilities of the Assignor under the Leases arising from and after the Effective Date.

3.             Assignor does hereby assign and transfer to Assignee all security deposits and interest thereon, if any, under the Leases, all as enumerated on Exhibit “C” attached hereto.

4.             Assignor indemnifies and agrees to hold Assignee harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignor’s duties and obligations required to be performed as landlord under the Leases before the Effective Date.  Assignee indemnifies and agrees to hold Assignor harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignee’s duties and obligations required to be performed as landlord under the Leases on and after the Effective Date.

5.             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date stated above.

ASSIGNOR:

, a
[By: Liberty Property Limited Partnership, its sole [general partner or member]]
By: Liberty Property Trust, its sole general partner

By:
Name:
Title:

ASSIGNEE:

, a

By: , its

By:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTIONS

EXHIBIT “B”

LEASES

EXHIBIT “C”

SECURITY DEPOSITS

EXHIBIT “G”

TENANT NOTIFICATION LETTER

Date

Tenant Name

Street Address

City, State  ZIP

RE:  Property Address

Dear Sir/Madam:

Please be advised that                                                 has sold, as of this date, the above-referenced property to                                              (“Purchaser”), and assigned and transferred to Purchaser all leases, security deposits, and other matters relating to your tenancy.

Kindly forward all future rental payments to “                                                         ” at the following mailing address:

c/o Workspace Property Trust

5 Walnut Grove Drive, Suite 200

Horsham, PA  19044

All insurance certificates evidencing the coverage you are required to maintain under your Lease must be promptly re-issued naming Purchaser and                                                        , each as additional insured, at the address noted above.

All notices under your Lease to the Landlord should be sent to:

c/o Workspace Property Trust

5 Walnut Grove Drive, Suite 200

Horsham, PA  19044

Sincerely,

,
a
[By: Liberty Property Limited Partnership, its sole
[general partner or member]]

By: Liberty Property Trust, its sole general partner

By:

G-1

EXHIBIT “H”

NONFOREIGN PERSON CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Internal Revenue Code Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                            (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.                                      Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations);

2.                                      The correct U.S. taxpayer identification number for Transferor is                              ;

3.                                      The Transferor is not a disregarded entity as defined in the Income Tax Regulations, Section 1.1445-2(b)(2)(iii); and

4.                                      The correct office address for Transferor is:

500 Chesterfield Parkway
Malvern, PA  19355

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[By: Liberty Property Limited Partnership, its sole
[general partner or member]]
By: Liberty Property Trust, its sole general partner

By:
Name:
Title:

Date:

H-1

EXHIBIT “I”

FORM OF ASSIGNMENT OF SURVIVING AGREEMENTS

ASSIGNMENT AND ASSUMPTION OF SURVIVING AGREEMENTS AND SERVICE CONTRACTS

THIS AGREEMENT is made and entered into as of                                  , 2016 (the “Effective Date”), by and between                                 , a                                      (“Assignor”), and                                    , a                                   (“Assignee”).

RECITALS:

A.            Pursuant to the terms of that certain Agreement of Sale and Purchase dated as of                               , 2016, between Assignor and certain affiliates of Assignor, as seller, and Assignee, as buyer, Assignor has, by documents of even date herewith, conveyed or caused to be conveyed to Assignee the real property described on Exhibit A attached hereto (the “Real Property”).

B.            Assignor has entered into certain agreements relating to the Real Property as listed on Exhibit B attached hereto and hereby made a part hereof (the “Surviving Agreements”).

C.            Assignor has entered into certain service agreements relating to the Real Property as listed on Exhibit C attached hereto and hereby made a part hereof (the “Service Contracts”).

C.            Assignor desires to assign all of its right, title and interest under the Surviving Agreements and Service Contracts to Assignee, and Assignee desires to accept the assignment of the Surviving Agreements and Service Contracts and assume and agree to perform all obligations of Assignor under the Surviving Agreements and Service Contracts arising from and after the Effective Date, in accordance with their terms.

AGREEMENT:

NOW THEREFORE, in consideration of the sum of One Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.             Assignor hereby transfers, assigns and conveys to Assignee, and its successors and assigns, all of Assignor’s right, title, obligations, and interest in, to and under the Surviving Agreements and Service Contracts thereunder from and after the Effective Date.

2.             Assignee hereby accepts the assignment of the Assignor’s interest in the Surviving Agreements and Service Contracts, and hereby assumes and agrees to perform all of the obligations and liabilities of the Assignor under the Surviving Agreements and Service Contracts arising from and after the Effective Date.

3.             Assignor indemnifies and agrees to hold Assignee harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignor’s duties and obligations required to be performed under the Surviving Agreements and Service Contracts before the Effective Date.  Assignee indemnifies and agrees to hold Assignor harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including court costs and reasonable attorneys’ fees) arising out of Assignee’s duties and obligations required to be performed under the Surviving Agreements and Service Contracts on and after the Effective Date.

4.             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date stated above.

ASSIGNOR:

, a
[By: Liberty Property Limited Partnership, its sole [general partner or member]]

By: Liberty Property Trust, its sole general partner

By:
Name:
Title:

ASSIGNEE:

, a

By: , its

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTIONS

EXHIBIT B

SURVIVING AGREEMENTS

EXHIBIT “J”

ASSIGNMENT OF INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

FOR VALUE RECEIVED, effective on the date hereof (the “Effective Date”),                            , a                            (“Assignor”), does hereby assign to                                 , a                                      (“Assignee”), all of Assignor’s right, title and interest, if any, in and to, to the extent they are assignable, (a) any permits and other licenses, governmental approvals or entitlements, including without limitation those listed on Exhibit A attached hereto, relating to the real property legally described on Exhibit B attached hereto (the “Real Property”), (b) any warranties relating to construction, equipment, materials or workmanship of any improvements or other items on the Real Property, (c) any plans and specifications with respect to any improvements on the Real Property, (d) transferable trade names and marks associated with the Real Property (excluding any trade name or mark including the “Liberty” name), and (e) all other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and used exclusively in connection with the ownership, use or operation of the Real Property.

Assignee hereby accepts the assignment of Assignor’s interest in the above-described items.  Assignee hereby assumes responsibility for any applications, documentation or fees necessary to process and perfect any such transfer or assignment of the foregoing to Assignee.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this instrument effective the              day of                                , 2016.

ASSIGNOR:
, a
[By: Liberty Property Limited Partnership, its sole [general partner or member]]
By: Liberty Property Trust, its sole general partner

By:
Name:
Title:

ASSIGNEE:
, a

By:	, its

By:
Name:
Title:

EXHIBIT A

SPECIFIC APPROVALS AND PERMITS

[WHAT IS SPECIFICALLY COVERED?]

EXHIBIT B

LEGAL DESCRIPTIONS

EXHIBIT “K”

FORM OF OWNER’S AFFIDAVIT

Commonwealth Land Title Insurance Company

COMMITMENT NO.	PREMISES: See Exhibit “A”

COMMONWEALTH OF PENNSYLVANIA	)

) SS

COUNTY OF CHESTER	)

ON THE                                         DAY OF                                   A.D., 2016 before me, the undersigned Officer, personally appeared the undersigned, the authorized representative of Liberty Property Trust, a Maryland real estate investment trust, the sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership [the sole  [general partner] [member] of                                              ] (“Grantor”) who being duly sworn according to law and intending to be legally bound, depose(s) and say(s) that the following statements are true and correct to the best of my/our knowledge and belief.

1.                                      That the Grantor is the owner of Premises being insured hereunder and the same entity as the Grantee as named in the Deed Book recital(s) set forth in the above captioned commitment.

2.                                      That Grantor has not granted any mortgages, encumbrances, or easements other than those appearing in the public records and/or of which written (including electronic) notice has been provided to Land Services USA, Inc.  There are no judgments, bankruptcies, or pending suits adversely affecting Grantor or the Premises which are known to the undersigned and not being properly provided for in this transaction.

3.                                      That Grantor is not a party to any lines of credit associated with the Premises.

4.                                      That Grantor has not made, ordered or contracted for any repairs, additions or improvements on or to the Premises, within six (6) months prior to the date hereof which have not been or will not be paid for in full (except to the extent the grantee has assumed ongoing work thereunder), nor are there any improvements or fixtures attached to the Property which have not been paid or will not be for in full (except to the extent the grantee has assumed ongoing work thereunder); and that Grantor has not received any outstanding or disputed claims for any such work or items, all except as shown on Exhibit “B” attached hereto.

5.                                      That there has been no work within twelve (12) months prior to the date hereof, or written notice received that work is to be done, by the governmental authorities having jurisdiction over the Premises, or at its direction, in connection with the installation of sewer or water or for improvements such as paving or repaving of streets or alleys, or the installation or repair of curbs or sidewalks at the Premises.

6.                                      That no written notice has been served on Grantor that remains outstanding by any governmental authority for the removal or abatement of any nuisance, for the violation of any zoning regulations or concerning the condemnation of any portion of said Premises.

7.                                      That Grantor has not received written notice of any violation of any restrictions affecting the Premises.

8.                                      That there are no purchase money obligations being created in this transfer.

9.                                      That the Grantor is in actual possession of the entire Premises, and Grantor is not a party to any leases for the Premises or any part thereof except for those leases set forth on Exhibit “C”.

10.                               That the present transaction is not made for the purpose of hindering, delaying or defrauding any creditors of said owner(s) and does not come within the provisions of any Bankruptcy or Insolvency Acts.

11.                               That the Grantor has not received a written notice of claim from any Real Estate Broker claiming a right to a lien against the Premises in accordance with any statute.

12.                               That all taxes, sewer and water rents or other lienable municipal services assessed, levied or filed against the said Premises which are due and payable as of the date of this settlement are fully paid or will be fully paid promptly upon receipt of final bills therefor.

13.                               That as to the Grantor and [its general partner/member, Liberty Property Limited Partnership (“LPLP”)] [its general partner, Liberty Property Trust (the “Trust”)]:

A.                                    That the Grantor, [LPLP] and the Trust have been duly formed according to the laws of the respective states of their formation and are in good standing.

B.                                    That there are no corporate taxes payable the Commonwealth of Pennsylvania by said entities which have not or will not be paid prior to the date the same are due.

C.                                    That all parties signatory to documents in this transaction are duly authorized to execute same on behalf of the Grantor, [LPLP] and the Trust.

D.                                    That no limited partner consent is required by the Grantor, nor are any other approvals or consents required by others to this transaction except for any such consents which have been obtained.

This affidavit is made for the purpose of inducing Commonwealth Land Title Insurance Company or its duly authorized agent to hold settlement on the above Premises, and to issue its title insurance policy, insuring the title thereto and to make disbursement of funds arising out of said transaction.

SWORN TO AND SUBSCRIBED before me, the day and year aforesaid.
	By:	Liberty Property Trust, its sole general partner

By:
Notary Public		Name:
Title:
My Commission Expires:

EXHIBIT “A”

PREMISES

EXHIBIT “B”

PARAGRAPH 4 EXCEPTIONS

EXHIBIT “C”

LIST OF LEASES

EXHIBIT “L”

[***]

L-1

EXHIBIT “M”

[***]

M-1

EXHIBIT “N”

[***]

N-1

EXHIBIT “O”

[***]

O-1

EXHIBIT “P”

[***]

P-1

EXHIBIT “Q”

[***]

Q-1

EXHIBIT “R”

[***]

R-1

EXHIBIT “S”

[***]

S-1

EXHIBIT “T”

[***]

T-1

EXHIBIT “U”

[***]

U-1

EXHIBIT “V”

FORM OF EXCLUDED LAND TEMPORARY PARKING EASEMENT

GRANT OF TEMPORARY PARKING AND UTILITY EASEMENT

WPT LAND 2 LP, a Delaware limited partnership with an address of c/o Workspace Property Trust, 700 Dresher Road, Suite 150, Horsham, Pennsylvania 19044 (“Grantee”), and LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership with an address of 500 Chesterfield Parkway, Malvern, Pennsylvania  19355 (“Grantor”), execute this Grant of Temporary Parking and Utility Easement (“Easement Agreement”) on                    , 2016.

RECITALS

A.                                    Grantor is the owner of certain land located at 777 West Yamato Road, in Boca Raton, Broward County, Florida, as described on attached Exhibit “A” (“777 West Yamato Road”).

B.                                    Grantor has entered in a contract to subdivide from 777 West Yamato Road and convey to a third-party developer (the “Developer”) approximately 3.730 acres of 777 West Yamato Road, as described on attached Exhibit “B” (the “Excluded Land”).

C.                                    The Excluded Land is currently used for surface parking for 777 West Yamato Road.

D.                                    Grantee is the owner of a leasehold interest in 777 West Yamato, exclusive of the Excluded Land, pursuant to that certain Ground Lease by and between Grantor and Grantee dated on even date herewith (the “Ground Lease”).

E.                                     In connection with the execution of the Ground Lease, Grantor wishes to grant to Grantee, and its occupants, customers, guests and invitees, a temporary easement for use of the parking areas, driveways and utilities that are located on the Excluded Land on the date hereof (the “Easement Area”).

Accordingly, the parties agree as follows:

1.                                      Grant of Temporary Easement.  Grantor hereby declares, grants, conveys and establishes to Grantee and its successors and assigns and its customers, guests, and invitees a temporary, irrevocable an exclusive easement in and to the Easement Area for purposes of using all currently existing parking areas, driveways and utilities thereon.  Notwithstanding anything herein to the contrary, Grantee shall have no right to (i) increase the area of and parking area or driveways beyond the boundaries of the paved portion thereof that exists as of the date hereof or (ii) relocate or otherwise modify any utilities that are existing in the Easement Area as of the date hereof. Grantee’s use of the Easement Area shall begin on the date hereof (the “Commencement Date”) and shall end  on the date upon which all of the following shall have occurred:  (i)

Grantor has completed improvements to the existing parking garage on 777 West Yamato Road (the Garage Expansion) in accordance with the plans and specifications previously provided to Grantee (the “Garage Expansion Plans”), (ii) a certificate of completion of construction of the Garage Expansion has been issued by Grantor’s independent architect and (iii) a certificate of occupancy for the Garage Expansion has been issued by the City of Boca Raton (the “Termination Date”).

2.                                      Maintenance of the Easement Area.  Grantee agrees to maintain the Easement Area in its current condition, to standards required by applicable governmental authorities and to keep the Easement Area free of debris. Grantee shall not alter the Easement Area in any manner without Grantor’s prior written consent. Grantor shall have no obligation, liability or responsibility with regard to the maintenance and/or repair of the Easement Area (or any utilities contained therein), provided that Grantor shall have the right, but not the obligation, to perform any maintenance or make any reasonably required repairs that it elects to perform or make, as applicable.  Any maintenance that Grantor elects to perform and any repairs that Grantor elects to make shall be done at its sole cost and expense unless such maintenance or repair is (i) as a result of Grantee’s failure to maintain the Easement Area or (ii) done in accordance with the indemnity set forth in Section 6 hereof, in which cases Grantee shall reimburse Grantor for all reasonable costs and expenses incurred by Grantor in connection with such maintenance or repair.  Grantor agrees not to obstruct the Easement Area in any manner which would prevent free use by Grantee or its customers, guests, invitees, successors and assigns (except for reasonable temporary closures and/or obstructions of the Easement Area during any reasonably required repair of the Easement Area that Grantor elects to perform).

3.                                      Liens, Claims and Encumbrances. Grantee shall use its commercially reasonable, good faith efforts to not permit any claim, lien, or other encumbrance arising from Grantee’s or Grantee’s employees, agents, contractors, customers, guests or invitees use, repair or maintenance of any of the Easement Area to accrue against or attach to the Easement Area.  In the event any such claim, lien or other encumbrance is filed against the Easement Area as a result of the use, repair or maintenance by Grantee or any its employees, agents, contractors customers, guests or invitees of the Easement Area, Grantee shall promptly cause same to be discharged within thirty (30) days after receipt of notice thereof.  If Grantee fails to discharge a lien, claim or encumbrance as required, Grantor may, but shall have no obligation to, discharge the lien, claim or encumbrance and shall be reimbursed by Grantee for all reasonable fees and expenses incurred by Grantor in discharging the lien or encumbrance within ten (10) days’ notice of same.

4.                                      Hazardous Materials.  Grantee shall indemnify, defend, protect, and hold Grantor and Grantor’s officers, directors, partners, agents, and employees harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, to the extent arising out of or relating in any way to any use, storage, transfer, generation, disposal, or discharge of Hazardous Materials in connection with Grantee’s use, repair and/or maintenance of, the Easement Area, but not any such Hazardous Materials that actually exist on or under the Easement Area prior to the Commencement Date.  As used in this Easement Agreement:

4.1                               “Hazardous Materials” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as toxic or hazardous substances, materials, wastes, pollutants or contaminants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health, welfare or safety, the environment or any natural resources, including but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead based paint, radon, radioactive materials, mold, flammables and explosives, infectious substances or any other substances or materials now or hereafter regulated by any Environmental Law, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

4.2                               “Environmental Law” and “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to the safety, welfare and protection of human health or the environment or any natural resource, relating to any Hazardous Materials, relating to liability for or costs of other actual or threatened danger to the safety, welfare or human health or the environment or any natural resource and includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (as amended, including, without limitation, the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. §9601 et seq; the Emergency Planning and Community Right-to-Know Act of 1986; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

5.                                      Insurance.  Grantee shall maintain commercial general liability insurance, including contractual liability insurance, covering its use of the Easement Area with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence.  Grantee’s insurance shall name Grantor as an additional insured and specifically provide that Grantor shall be given at least ten (10) days prior written notice of any cancellation of the insurance and any change in the policy.  Grantee shall, prior to the Commencement Date, and not less than thirty (30) days prior to the expiration date of any such policy, and from time to time upon the reasonable request of Grantor, furnish policies or certificates of insurance evidencing such coverage.  All policies noted in this Paragraph 5 shall be written with insurance companies licensed to do business in the State of Florida and with a Rating of A- or better and a Financial Size Category of Class IX or higher as set forth in the most current edition of Best’s Key Rating Guide.

6.                                      Indemnity.  Grantee shall indemnify and hold harmless Grantor from and against any and all liability, loss, damage, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) for injury to persons or death or property damage arising out of or resulting from the use, repair and/or maintenance of the Easement Area by Grantee or Grantee’s customers, guests, invitees, successors, provided, however, that the above indemnity shall not apply to any liability, loss, damage, costs or expenses arising solely as a result of the gross negligence of willful misconduct of Grantor.

7.                                      Notices.  All notices or other communications required or permitted to be given by this Easement Agreement shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or delivered to the intended addressee in person or delivered to an overnight courier service.  Notice that is mailed or given to the overnight courier service shall be effective upon its deposit in the United States mail or when given to the overnight courier service.  Notice given in any other manner shall be effective only if and when received by the addressee.  Addresses for notice shall be sent to each party at the applicable address set forth at the beginning of this Easement Agreement, provided that either party may change the name of the person to whom or the address to which notices and other communications are to be given by so notifying the other party in accordance with the provisions of this section.

8.                                      General Provisions.

8.1                               This Easement Agreement may be amended only be a writing signed by both parties to this Easement Agreement and duly recorded in the recorder’s office in and for Broward County, Florida.

8.2                               This Easement Agreement shall be governed by the laws of the State of Florida.  The invalidity of any provision shall not affect any other provision.  If either party brings an action to enforce the terms or declare rights under this Easement Agreement, the prevailing party shall be entitled to recover its reasonable costs, attorneys’ fees and expenses.

8.3                               The easements granted by this Easement Agreement shall run with the land and the benefits and burdens of this Easement Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and assigns.

8.4                               Each party hereby covenants and declares that their respective fee and leasehold interests in 777 West Yamato Road, and every part thereof or interest therein, are now held and shall hereafter be held, transferred, sold, leased, conveyed and occupied subject to the covenants, conditions, easements and restrictions set forth in this Easement Agreement, each and all of which is and are for, and shall inure to the benefit of and pass with each and every portion of or interest in 777 West Yamato Road, and shall apply to every owner, tenant, subtenant and/or occupant, and their successors and assigns thereof.

8.5                               Nothing herein contained in this Easement Agreement shall be deemed to be a gift or dedication of any portion of the respective parcels described herein to the general public or for any public use or purpose whatsoever, it being the intention of the parties hereto that this Easement Agreement shall be for the exclusive benefit of the parties hereto and their successors and assigns and those claiming through them and that nothing in this Easement

Agreement, express or implied, shall confer upon any person, other than the parties hereto and their respective successors and assigns and those claiming under and through it or them, any rights or remedies under or by reason of this Easement Agreement.

8.6                               The captions used in this Easement Agreement are for convenience of reference only and are not a part of this Easement Agreement and do not in any way limit or amplify the terms and provisions hereof.

8.7                               If any provision of this Easement Agreement as applied to any person or entity or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Easement Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Easement Agreement as a whole.

8.8                               This Easement Agreement, and all related exhibits and schedules, contain the entire agreement, promises, covenants, conditions and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto.

8.9                               Any mortgage or deed of trust affecting any portion of Excluded Land shall at all times be subject and subordinate to the terms of this Easement Agreement, and any party foreclosing any such mortgage or deed of trust, or acquiring title by deed in lieu of foreclosure or trustee’s sale shall acquire title subject to all of the terms and provisions of this Easement Agreement.

8.10                        Whenever required by the context of this Easement Agreement, the singular shall include the plural, and vice versa, and the masculine shall include the feminine and neuter genders, and vice versa.

8.11                        No merger of rights shall occur because of the present or future common ownership or common right to possession of the dominant and servient estates created hereunder.

(signatures begin on following page)

GRANTOR:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole general partner

By:

GRANTEE:

WPT LAND 2 LP

By:	WPT Land 2 GP LLC, its general partner

By:

COMMONWEALTH OF PENNSYLVANIA	)
) SS
COUNTY OF	)

On this     day of      , 2016, before me, the subscriber, a notary public in and for the State and County aforesaid, personally appeared           , who acknowledged himself to be the              of Liberty Property Trust, the sole general partner of LIBERTY PROPERTY LIMITED PARTNERSHIP, on behalf of said limited partnership and that he as such             , being authorized to do so, executed the same for the purposes therein contained by signing the name of the Trust by himself as such           .

IN WITNESS WHEREOF, I hereunder set my hand and official seal.

Notary Public

My Commission Expires:

(Notarial Seal)

COMMONWEALTH OF PENNSYLVANIA	)
) SS
COUNTY OF	)

On this     day of      , 2016, before me, the subscriber, a notary public in and for the State and County aforesaid, personally appeared           , who acknowledged himself to be the              of WPT Land 2 GP LLC, the sole general partner of WPT LAND 2 LP, on behalf of said limited partnership and that he as such             , being authorized to do so, executed the same for the purposes therein contained by signing the name of the company by himself as such           .

IN WITNESS WHEREOF, I hereunder set my hand and official seal.

Notary Public

My Commission Expires:

(Notarial Seal)

EXHIBIT A TO GRANT OF TEMPORARY PARKING AND UTILITY EASEMENT 777 WEST YAMATO ROAD

EXHIBIT B TO GRANT OF TEMPORARY PARKING AND UTILITY EASEMENT EXCLUDED LAND